Exhibit 4.2

FIRST SUPPLEMENTAL INDENTURE

Dated as of March 29, 2006

Between

BIOMARIN PHARMACEUTICAL INC.

And

WILMINGTON TRUST COMPANY

Trustee

i

ii

Article 12. Miscellaneous		54
Section 12.01	Governing Law.	54
Section 12.02	No Security Interest Created.	54
Section 12.03	Successors.	54
Section 12.04	Counterparts.	54
Section 12.05	Severability.	54
Section 12.06	Table of Contents, Headings, Etc.	54

Exhibit A – Form of Note

iii

THIS FIRST SUPPLEMENTAL INDENTURE (this “First Supplemental Indenture”), dated as of March 29, 2006, is between BioMarin Pharmaceutical Inc., a corporation duly organized under the laws of the State of Delaware (the “Company”), and Wilmington Trust Company, a Delaware banking corporation, as Trustee (the “Trustee”).

RECITALS

WHEREAS, the Company and the Trustee have duly executed and delivered an Indenture, dated as of March 29, 2006 (the “Base Indenture” and together with this First Supplemental Indenture, the “Indenture”), to provide for the issuance by the Company from time to time of Securities to be issued in one or more series by the Company;

WHEREAS, the issuance and sale of up to $172,500,000 aggregate principal amount at maturity of the Company’s Senior Subordinated Convertible Notes due 2013 has been authorized by resolutions adopted by the Board of Directors and the Pricing Committee of the Board of Directors of the Company;

WHEREAS, Section 9.1(e) of the Base Indenture expressly permits the Company and the Trustee to enter into one or more supplemental indentures for the purposes of establishing the forms and terms of any Securities to be issued under the Indenture without the consent of the Holders of any Securities then outstanding;

WHEREAS, the Company desires to supplement the provisions of the Base Indenture to provide for the issuance of the Securities under the terms of the Base Indenture as supplemented hereby; and

WHEREAS, for the purposes hereinabove recited, and pursuant to due corporate action, the Company has duly determined to execute and deliver to the Trustee this First Supplemental Indenture;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Company and the Trustee covenant and agree as follows:

Article 1.

Definitions and Incorporation by Reference

Section 1.01 Definitions.

All terms contained in this First Supplemental Indenture shall, except as specifically provided for herein or except as the context may otherwise require, have the meanings given to such terms in the Base Indenture. In the event of any inconsistency between the Base Indenture and the First Supplemental Indenture, this First Supplemental Indenture shall govern.

Unless the context otherwise requires, the following terms shall have the following meanings:

“Applicable Procedures” means, with respect to any conversion, transfer or exchange of beneficial ownership interests in a Global Security, the rules and procedures of the Depositary, to the extent applicable to such transfer or exchange.

“Board of Directors” means the board of directors of the Company.

“Capital Stock” of any Person means any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) equity of such Person, but excluding any debt securities convertible into such equity.

“Cash” or “cash” means such coin or currency of the United States as at any time of payment is legal tender for the payment of public and private debts.

“Certificated Security” means a Security that is in substantially the form attached as Exhibit A but that does not include the information called for by footnote 1 thereof or the attached schedule of exchanges.

“Change in Control” means the occurrence of any of the following events from and after the Issue Date:

(i) any “person” or “group” (as such terms are used in Section 13(d)(3) of the Exchange Act or any successor provision to the foregoing), including any group acting for the purpose of acquiring, holding or disposing of securities within the meaning of Rule 13d–5(b)(1) under the Exchange Act, other than the Company, any of its Subsidiaries or any of its employee benefit plans, is or becomes the “beneficial owner” (as defined in Rule 13d–3 under the Exchange Act), directly or indirectly, through a purchase, merger or other acquisition transaction or series of transactions, of 50% or more of the total voting power of all classes of the Company’s Voting Stock;

(ii) the Company consolidates with, or merges with or into, another person (as such term is used in Sections 13(d)(3) of the Exchange Act) or any person consolidates or merges with or into the Company, or the Company conveys, transfers, leases or otherwise disposes of all or substantially all of its assets to any person, other than (x) any transaction that (A) does not result in any reclassification, conversion, exchange or cancellation of outstanding shares of the Company’s Capital Stock, and (B) pursuant to which holders of the Company’s Capital Stock immediately prior to the transaction have the entitlement to exercise, directly or indirectly, 50% or more of the total voting power of all shares of the Voting Stock of the continuing or surviving entity of such transaction; or (y) any merger solely for the purpose of changing the Company’s jurisdiction of formation and resulting in a reclassification, conversion or exchange of outstanding shares of common stock solely into shares of common stock of the surviving entity;

(iii) during any consecutive two-year period, individuals who at the beginning of that two-year period constituted the Board of Directors (together with any new directors whose election to such Board of Directors, or whose nomination for election by stockholders of the Company, was approved by a vote of a majority of the directors then still in office who were either directors at the beginning of such period or whose election or nomination for election was previously so approved) cease for any reason (other than death) to constitute a majority of the Board of Directors then in office; or

(iv) the Company’s stockholders approve a plan of liquidation or dissolution.

Notwithstanding anything to the contrary set forth herein, a Change in Control will be deemed not to have occurred if, in the case of a merger or consolidation, at least 95% of the consideration (excluding cash payments for fractional shares and cash payments made in respect of dissenters’ appraisal rights) in a transaction or transactions otherwise constituting a Change in Control consists of shares of common stock traded on a U.S. national securities exchange or quoted on the Nasdaq National Market, or which will be so traded or quoted when issued or exchanged in connection with the transaction or transactions, and as a result of the transaction or transactions the Securities become convertible solely into such common stock.

“Closing Price” means on any Trading Day, the reported last sale price per share of the Company’s Common Stock (or if no last sale price is reported, the average of the bid and ask prices per share or, if more than one in either case, the average of the average bid and the average ask prices per share) on such date reported by the Nasdaq National Market or, if the Company’s Common Stock (or the applicable security) is not quoted on the Nasdaq National Market, as reported by the principal national securities exchange on which the Company’s Common Stock (or such other security) is listed, or if no such prices are available, the Closing Price per share shall be the fair value of a share of Common Stock (or such other security) as reasonably determined by the Board of Directors (which determination shall be conclusive and shall be evidenced by an Officers’ Certificate delivered to the Trustee).

“Common Stock” means the common stock of the Company, par value $0.001 per share, as it exists on the date of this First Supplemental Indenture and any shares of any class or classes of Capital Stock of the Company resulting from any reclassification or reclassifications thereof, or, in the event of a merger, consolidation or other similar transaction involving the Company that is otherwise permitted hereunder in which the Company is not the surviving corporation the common stock, common equity interests, ordinary shares or depositary shares or other certificates representing common equity interests of such surviving corporation or its direct or indirect parent corporation, and which have no preference in respect of dividends or of amounts payable in the event of any voluntary or involuntary liquidation, dissolution or winding-up of the Company and which are not subject to redemption by the Company; provided, however, that if at any time there shall be more than one such resulting class, the shares of each such class then so issuable on conversion of Securities shall be substantially in the proportion which the total number of shares of such class resulting from all such reclassifications bears to the total number of shares of all such classes resulting from all such reclassifications.

“Company” means the party named as such in the first paragraph of this First Supplemental Indenture until a successor replaces it pursuant to the applicable provisions of the Indenture, and thereafter “Company” shall mean such successor Company.

“Conversion Agent” means any Person authorized by the Company to convert Securities in accordance with Article 4 hereof.

“Conversion Price” per share of Common Stock as of any day means the result obtained by dividing (i) $1,000 by (ii) the then applicable Conversion Rate.

“Conversion Rate” means the rate at which shares of Common Stock shall be delivered upon conversion, which rate shall be initially 60.3318 shares of Common Stock for each$1,000 principal amount of Securities, as adjusted from time to time pursuant to the provisions of this Indenture.

“Default” means, when used with respect to the Securities, any event that is or, after notice or passage of time, or both, would be, an Event of Default.

“Depository” means The Depository Trust Company, its nominees and their respective assigns.

“Final Maturity Date” means March 29, 2013.

“Fundamental Change” means the occurrence of either a Change in Control or a Termination of Trading.

“Fundamental Change Effective Date” means the date on which any Fundamental Change becomes effective.

“Fundamental Change Repurchase Price” of any Security, means 100% of the principal amount of the Security to be repurchased plus unpaid interest, if any, accrued and unpaid to, but excluding, the Fundamental Change Repurchase Date.

“GAAP” means generally accepted accounting principles in the United States of America as in effect from time to time, including those set forth in (1) the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants, (2) the statements and pronouncements of the Financial Accounting Standards Board, and (3) such other statements by such other entity as approved by a significant segment of the accounting profession.

“Global Security” means a Security in global form that is in substantially the form attached as Exhibit A and that includes the information called for in footnote 1 thereof and the schedule of exchanges and which is deposited with the Depositary or its custodian and registered in the name of the Depositary or its nominee.

“Holder” or “Holder of a Security” means the person in whose name a Security is registered on the Registrar’s books.

“Indebtedness,” when used with respect to any Person, and without duplication means:

(i) all indebtedness, obligations and other liabilities (contingent or otherwise) of such Person for borrowed money (including obligations of such person in respect of overdrafts, foreign exchange contracts, currency exchange agreements, Interest Rate Protection Agreements, and any loans or advances from banks, whether or not evidenced by notes or similar instruments) or evidenced by bonds, notes or other instruments for the payment of money, or incurred in connection with the acquisition of any property, services or assets (whether or not the recourse of the lender is to the whole of the assets of such Person or to only a portion thereof), other than any account payable or other accrued current liability or obligation to trade creditors incurred in the ordinary course of business in connection with the obtaining of materials or services;

(ii) all reimbursement obligations and other liabilities (contingent or otherwise) of such Person with respect to letters of credit, bank guarantees, bankers’ acceptances, surety bonds, performance bonds or other guaranty of contractual performance;

(iii) all obligations and liabilities (contingent or otherwise) in respect of (a) leases of such Person required, in conformity with GAAP, to be accounted for as capitalized lease obligations on the balance sheet of such Person and (b) any lease or related documents, including a purchase agreement, in connection with the lease of real property which provides that such Person is contractually obligated to purchase or cause a third party to purchase the leased property and thereby guarantee a minimum residual value of the leased property to the landlord and the obligations of such Person under such lease or related document to purchase or to cause a third party to purchase the leased property;

(iv) all obligations of such Person (contingent or otherwise) with respect to an interest rate or other swap, cap or collar agreement or other similar instrument or agreement or foreign currency hedge, exchange, purchase or similar instrument or agreement;

(v) all direct or indirect guaranties or similar agreements by such Person in respect of, and obligations or liabilities (contingent or otherwise) of such Person to purchase or otherwise acquire or otherwise assure a creditor against loss in respect of, indebtedness, obligations or liabilities of another Person of the kind described in clauses (i) through (iv);

(vi) any indebtedness or other obligations described in clauses (i) through (iv) secured by any mortgage, pledge, lien or other encumbrance existing on property which is owned or held by such Person, regardless of whether the indebtedness or other obligation secured thereby shall have been assumed by such Person; and

(vii) any and all deferrals, renewals, extensions, refinancings, replacements, restatements and refundings of, or amendments, modifications or supplements to, any indebtedness, obligation or liability of the kind described in clauses (i) through (vi).

“Indenture” means, collectively, the Base Indenture and First Supplemental Indenture as the same may be amended or supplemented from time to time pursuant to the terms of the First Supplemental Indenture and the Base Indenture, including the provisions of the TIA that are automatically deemed to be a part of this Indenture by operation of the TIA.

“Interest Payment Date” means March 29 and September 29 of each year, commencing September 29, 2006.

“Interest Rate Protection Agreements” means, with respect to any Person, any interest rate swap agreement, interest rate cap or collar agreement or other financial agreement or arrangement designed to protect such Person against fluctuations in interest rates, as in effect from time to time.

“Issue Date” of any Security means the date on which the Security was originally issued or deemed issued as set forth on the face of the Security.

“Maturity” means the date on which the principal of such Security becomes due and payable as therein or herein provided, whether at the Final Maturity Date or by acceleration, conversion, exercise of a repurchase right or otherwise.

“Person” or “person” means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, government or any agency or political subdivision thereof or any syndicate or group that would be deemed to be a “person” under Section 13(d)(3) of the Exchange Act or any other entity.

“Regular Record Date” means, with respect to each Interest Payment Date, the March 29 or September 29, as the case may be, next preceding such Interest Payment Date.

“Rights” means any common stock or preferred stock purchase right or warrant, as the case may be, that all or substantially all shares of Common Stock are entitled to receive under a Rights Plan.

“Rights Plan” means the Company’s preferred shares rights plan in connection with the Amended and Restated Rights Agreement, dated as of August 7, 2003, between the Company and Mellon Investor Services LLC, as Rights Agent, and any preferred shares rights plan or any similar plan adopted by the Company after the date hereof.

“Securities” means the up to $172.5 million aggregate principal amount of 2.50% Senior Subordinated Convertible Notes due 2013, or any of them (each a “Security”), as amended or supplemented from time to time, that are issued under this First Supplemental Indenture.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as in effect from time to time.

“Securities Custodian” means the Trustee, as custodian with respect to the Securities in global form, or any successor thereto.

“Senior Debt” means the principal of, premium, if any, interest (including interest, to the extent allowable, accruing subsequent to the filing of a petition initiating any proceeding under any state, federal or foreign bankruptcy law, whether or not a claim for post-petition interest is allowable as a claim in any such proceeding) and rent payable on or termination payments with respect to or in connection with, and all fees, costs, expenses and other amounts accrued or due on or in connection with, Indebtedness of the Company, whether outstanding on the date of this Indenture or thereafter created, incurred, assumed, guaranteed or in effect guaranteed by the Company (including all deferrals, renewals, extensions or refundings of, or amendments, modifications or supplements to, the foregoing), except for:

(i) Indebtedness that by its terms expressly provides that it shall not be senior in right of payment to the Securities or expressly provides that such Indebtedness is equal with or junior to the Securities; and

(ii) Indebtedness between or among the Company or any of the Subsidiaries of the Company.

“Stock Price” means the price paid per share of the Company’s Common Stock in connection with a Fundamental Change as determined pursuant to Section 4.01(i).

“Subsidiary” means a corporation or other entity more than 50% of the outstanding Voting Stock of which is owned, directly or indirectly, by the Company or by one or more other Subsidiaries of the Company, or by the Company and one or more other Subsidiaries of the Company.

“Termination of Trading” means the occurrence of the Company’s Common Stock (or other common stock for which the Securities are then convertible) not being listed for trading on a United States national securities exchange nor approved for listing on the Nasdaq National Market or any similar United States system of automated dissemination of quotations of securities prices or approved for trading on an established automated over-the-counter trading market in the United States and no American Depositary Shares or similar instruments for the Company’s Common Stock are so listed or approved for listing in the United States.

“Trading Day” means any day on which the Nasdaq National Market or, if the Company’s Common Stock is not quoted on the Nasdaq National Market, the principal national securities exchange on which the Company’s Common Stock is listed, is open for trading or, if the Company’s Common Stock is listed on the New York Stock Exchange, a day on which trades may be made on such market or, if the applicable Security is not so listed, admitted for trading or quoted, any Business Day. A Trading Day only includes those days that have a scheduled closing time of 4:00 p.m. (New York City time) or the then standard closing time for regular trading on the relevant exchange or trading system.

“Trustee” means the party named as such in the first paragraph of this First Supplemental Indenture until a successor replaces it in accordance with the provisions of the Indenture, and thereafter means the successor.

“Trust Officer” means, with respect to the Trustee, any officer assigned to the Corporate Trust Office, and also, with respect to a particular matter, any other officer to whom such matter is referred because of such officer’s knowledge of and familiarity with the particular subject.

“Underwriter” means Merrill Lynch, Pierce, Fenner & Smith Incorporated.

“Voting Stock” of a Person means all classes of Capital Stock or other interests (including partnership interests) of such Person then outstanding and normally entitled (without regard to the occurrence of any contingency within the control of such person to satisfy) to vote in the election of directors, managers or trustees thereof.

Section 1.02 Other Definitions.

Term	Defined in Section
“Agent Members”	2.06(g)
“Bankruptcy Law”	8.01
“Base Indenture”	Recitals
“Conversion Agent”	2.04
“Conversion Date”	4.02(a)
“Current Market Price”	4.07(a)(9)
“Drop Agent’s Office”	2.04
“Event of Default”	8.01
“Expiration Time”	4.07(a)(7)
“First Supplemental Indenture”	Preamble
“Fundamental Change Company Notice”	3.08(b)
“Fundamental Change Repurchase Date”	3.08(a)
“Fundamental Change Repurchase Notice”	3.08(c)
“Indenture”	Recitals
“Make Whole Premium”	4.01(e)
“Measurement Period”	4.07(a)(4)
“Purchase Agreement”	2.01
“Purchased Shares”	4.07(a)(7)(i)
“record date”	4.07(a)(9)(C)
“Receiver”	8.01(a)
“Spinoff”	4.07(a)(4)
“Trigger Event”	4.07(a)(4)
“Trustee”	Preamble

Article 2.

The Series of Securities

Section 2.01 Designation, Form and Dating.

There is hereby authorized a series of senior subordinated unsecured notes designated as “2.50% Senior Subordinated Convertible Notes due 2013.” The Securities are being offered and sold pursuant to a Purchase Agreement, dated March 23, 2006 (the “Purchase Agreement”) between the Company and the Underwriter.

The Securities and the Trustee’s certificate of authentication to be borne by such Securities shall be substantially in the form set forth in Exhibit A. The terms and provisions contained in the form of Securities attached as Exhibit A hereto shall constitute, and are hereby expressly made, a part of this First Supplemental Indenture and, to the extent applicable, the Company and the Trustee, by their execution and delivery of this First Supplemental Indenture, expressly agree to such terms and provisions and to be bound thereby.

Any of the Securities may have such letters, numbers or other marks of identification and such notations, legends, endorsements or changes as the Officers executing the same may approve (execution thereof to be conclusive evidence of such approval) and as are not inconsistent with the provisions of this First Supplemental Indenture or the Base Indenture, or as may be required by the Trustee, the Depositary, or as may be required to comply with any applicable law or with any rule or regulation made pursuant thereto or with any rule or regulation of any securities exchange or automated quotation system on which the Securities may be listed, or to conform to usage, or to indicate any special limitations or restrictions to which any particular Securities are subject.

Subject to Section 2.06 hereof, so long as the Securities are eligible for book-entry settlement with the Depositary, or unless otherwise required by law, or otherwise contemplated by the Base Indenture, all of the Securities will be represented by one or more Global Securities. The transfer and exchange of beneficial interests in any such Global Security shall be effected through the Depositary in accordance with this First Supplemental Indenture and the Applicable Procedures.

Each Global Security shall represent such of the outstanding Securities as shall be specified therein and each shall provide that it shall represent the aggregate principal amount of outstanding Securities from time to time endorsed thereon and that the aggregate principal amount of outstanding Securities represented thereby may from time to time be reduced or increased, as appropriate, to reflect exchanges, redemptions, purchases or conversions of such Securities.

Section 2.02 Final Maturity Date; Interest.

The Final Maturity Date of the Securities shall be March 29, 2013.

The rate or rates at which the Securities shall bear interest, the date or dates from which such interest shall accrue, the Interest Payment Dates on which such interest shall be payable and the Regular Record Date for any interest payable on any Interest Payment Date, in each case, shall be as set forth in the form of Security set forth as Exhibit A hereto.

Section 2.03 Limit on Amount of Series.

The aggregate principal amount of Securities which may be authenticated and delivered under this First Supplemental Indenture is limited to $150,000,000 (or $172,500,000 if the Underwriter exercises in full its over-allotment option as set forth in the Purchase Agreement).

Section 2.04 Registrar, Paying Agent, Conversion Agent and Trustee.

In addition to Section 2.4 of the Base Indenture, the Company shall maintain an office or agency where Securities may be presented for conversion (the “Conversion Agent”). The Company hereby initially designates the Trustee as the Conversion Agent. The Company further designates the office of the Trustee’s drop agent in New York City (Wilmington Trust Company, c/o Computershare Trust Company of New York, Wall Street Plaza, 88 Pine Street, 19th Floor, New York, New York 10005 (the “Drop Agent’s Office”) as its office in the City of New York where Securities may be:

(1)	presented or surrendered for payment;

(2)	surrendered for registration of transfer or exchange;

(3)	surrendered for conversion;

and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served.

The Company may at any time and from time to time vary or terminate the appointment of any such office or appoint any additional offices for any or all of such purposes; provided, however, that until all of the Securities have been delivered to the Trustee for cancellation, or moneys sufficient to pay the principal of and premium, if any, and interest on the Securities have been made available for payment and either paid or returned to the Company pursuant to the provisions of Section 10.02 hereof, the Company will maintain in The City of New York, an office or agency where Securities may be presented or surrendered for payment, where Securities may be surrendered for registration of transfer or exchange, where Securities may be surrendered for conversion and where notices and demands to or upon the Company in respect of the Securities and this Indenture may be served. The Company will give prompt written notice to the Trustee, and notice to the Holders, of the appointment or termination of any such agents and of the location and any change in the location of any such office or agency.

If at any time the Company shall fail to maintain any such required office or agency in The City of New York, or shall fail to furnish the Trustee with the address thereof, presentations and surrenders may be made at, and notices and demands may be served on, the Drop Agent’s Office.

The Company may also from time to time designate one or more Conversion Agents and from time to time rescind such designations. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the name or address of such Conversion Agent.

The rights, privileges, protections, immunities and benefits given to the Trustee under the Indenture and this First Supplemental Indenture including, without limitation, its right to be indemnified, are extended to, and shall be enforceable by, the Trustee in each of its capacities hereunder, and each Conversion Agent or other Agent acting hereunder.

Section 2.05 Conversion Agent to Hold Shares in Trust.

The Company shall require each Conversion Agent other than the Trustee to agree in writing that the Conversion Agent will hold in trust for the benefit of Holders or the Trustee all shares of Common Stock held by the Conversion Agent for the delivery of Common Stock when due upon conversion, and will notify the Trustee in writing of any default by the Company in making any such delivery. While any such default continues, the Trustee may require a Conversion Agent to deliver all shares of Common Stock held by it to the Trustee. The Company at any time may require a Conversion Agent to pay all money held by it to the Trustee. Upon such acknowledgement by the Trustee of its receipt of any such payment, the Conversion Agent (if other than the Company or a Subsidiary) shall have no further liability for such money. If the Company or a Subsidiary acts as Conversion Agent, it shall segregate and hold in a separate trust fund for the benefit of the Holders all shares held by it as Conversion Agent. Upon any bankruptcy or reorganization proceedings relating to the Company, the Trustee shall serve as Conversion Agent for the Securities.

Section 2.06 Global Securities.

(a) Each Global Security authenticated under this First Supplemental Indenture shall be registered in the name of the Depositary or a nominee thereof and delivered to such Depositary or a nominee thereof or custodian therefore, and each such Global Security shall constitute a single Security for purposes of this First Supplemental Indenture.

(b) Notwithstanding any other provisions of this First Supplemental Indenture, the Base Indenture or the Securities, transfers of a Global Security, in whole or in part, shall be made only in accordance with Sections 2.7 and 2.14 of the Base Indenture and this Section 2.06. A Global Security may not be transferred, in whole or in part, to any Person other than the Depositary or a nominee or any successor thereof, and no such transfer to any such other Person may be registered; provided that this clause (b) shall not prohibit any transfer of a Security that is issued in exchange for a Global Security but is not itself a Global Security. No transfer of a Security to any Person shall be effective under this First Supplemental Indenture unless and until such Security has been registered in the name of such Person.

(c) Notwithstanding any other provisions of this First Supplemental Indenture, the Base Indenture or the Securities, a Global Security shall not be exchanged in whole or in part for a

Security registered in the name of any Person other than the Depositary or one or more nominees thereof, provided that a Global Security may be exchanged for Securities registered in the names of any Person designated by the Depositary in the event that (i) the Depositary has notified the Company that it is unwilling or unable to continue as depositary for such Global Security or the Depositary ceases to be a clearing agency registered under the Exchange Act and a successor depositary is not appointed by the Company within 90 days, (ii) the Company by written notice to the Trustee elects to issue the Securities in definitive registered form in exchange for all or any part of the Securities represented by the Global Security or (iii) there is or continues to be an Event of Default and the Registrar receives notice from the Depositary for the issuance of definitively registered Securities in exchange for the Global Security. Any Global Security exchanged pursuant to clause (a) above shall be so exchanged in whole and not in part. Any Security issued in exchange for a Global Security or any portion thereof shall be a Global Security; provided that any such Security so issued that is registered in the name of a Person other than the Depositary or a nominee thereof shall not be a Global Security.

(d) Securities issued in exchange for a Global Security or any portion thereof shall be issued in definitive, fully registered form, without interest coupons, shall have a principal amount equal to that of such Global Security or portion thereof to be so exchanged, and shall be registered in such names and be in such authorized denominations as the Depositary shall designate. Any Global Security to be exchanged in whole shall be surrendered by the Depositary to the Trustee or the Registrar. With regard to any Global Security to be exchanged in part, either such Global Security shall be so surrendered for exchange or, if the Trustee is acting as custodian for the Depositary or its nominee with respect to such Global Security, the principal amount thereof shall be reduced, by an amount equal to the portion thereof to be so exchanged, by means of an appropriate adjustment made on the records of the Trustee. Upon any such surrender or adjustment, the Trustee shall authenticate and deliver the Security issuable on such exchange to or upon the order of the Depositary or an authorized representative thereof.

(e) Subject to the provisions of Section 2.06(g) below, the registered Holder may grant proxies and otherwise authorize any Person, including Agent Members (as defined below) and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this First Supplemental Indenture or the Securities.

(f) In the event of the occurrence of any of the events specified in Section 2.06(c) above, the Company will promptly make available to the Trustee a reasonable supply of certificated Securities in definitive, fully registered form, without interest coupons.

(g) Neither any members of, or participants in, the Depositary (collectively, the “Agent Members”) nor any other Persons on whose behalf Agent Members may act shall have any rights under this First Supplemental Indenture or the Base Indenture with respect to any Global Security registered in the name of the Depositary or any nominee thereof, or under any such Global Security, and the Depositary or such nominee, as the case may be, may be treated by the Company, the Trustee and any agent of the Company or the Trustee as the absolute owner and Holder of such Global Security for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company or the Trustee or any agent of the Company or the Trustee from giving effect to any written certification, proxy or other authorization furnished by the Depositary or such nominee, as the case may be, or impair, as between the Depositary, its Agent Members and any other person on whose behalf an Agent Member may act, the operation of customary practices of such Persons governing the exercise of the rights of a holder of any Security.

(h) At such time as all interests in a Global Security have been repurchased, converted, cancelled or exchanged for Securities in certificated form, such Global Security shall, upon receipt thereof, be cancelled by the Trustee in accordance with standing procedures and instructions existing between the Depositary and the Securities Custodian, subject to Section 2.12 of the Base Indenture. At any time prior to such cancellation, if any interest in a Global Security is repurchased, converted, canceled or exchanged for Securities in certificated form, the principal amount of such Global Security shall, in accordance with the standing procedures and instructions existing between the Depositary and the Securities Custodian, be appropriately reduced, and an endorsement shall be made on such Global Security, by the Trustee or the Securities Custodian, at the direction of the Trustee, to reflect such reduction.

Article 3.

Repurchase of Securities

Notwithstanding Article III of the Base Indenture, the following Article 3 shall apply for purposes of this First Supplemental Indenture and the Securities.

Section 3.01 No Optional Redemption.

No sinking fund is provided for the Securities. The Securities will not be redeemable at the Company’s option.

Section 3.02 [Reserved].

Section 3.03 [Reserved].

Section 3.04 [Reserved].

Section 3.05 [Reserved].

Section 3.06 [Reserved].

Section 3.07 [Reserved].

Section 3.08 Repurchase of Securities at Option of the Holder upon a Fundamental Change.

(a) If a Fundamental Change occurs prior to the Final Maturity Date, each Holder of a Security shall have the right, at the option of the Holder, to require the Company to repurchase for cash all or any portion of the Securities of such Holder equal to $1,000 principal amount (or an integral multiple thereof) at the Fundamental Change Repurchase Price, on the date specified by the Company that is 45 days after the date of the Fundamental Change Company Notice pursuant to subsection 3.08(b) (the “Fundamental Change Repurchase Date”).

(b) As promptly as practicable following the date on which the Company publicly announces a Fundamental Change, but in no event less than 20 days prior to the anticipated effective date of a Fundamental Change, the Company shall mail a written notice of the Fundamental Change and of the resulting repurchase right to the Trustee, Paying Agent and to each Holder (and to beneficial owners as required by applicable law) (the “Fundamental Change Company Notice”). The Fundamental Change Company Notice shall include the form of a Fundamental Change Repurchase Notice to be completed by the Holder and shall state:

(1) the events causing such Fundamental Change;

(2) the date (or expected date) of such Fundamental Change;

(3) the last date by which the Fundamental Repurchase Notice must be delivered to elect the repurchase option pursuant to this Section 3.08;

(4) the Fundamental Change Repurchase Date;

(5) the Fundamental Change Repurchase Price;

(6) the Holder’s right to require the Company to purchase the Securities;

(7) the name and address of each Paying Agent and Conversion Agent;

(8) the then effective Conversion Rate and any adjustments to the Conversion Rate resulting from such Fundamental Change;

(9) whether a Make Whole premium shall be payable by the Company upon conversion;

(10) the procedures that the Holder must follow to exercise rights under Article 4;

(11) the procedures that the Holder must follow to exercise rights under this Section 3.08;

(12) that, unless the Company fails to pay such Fundamental Change Repurchase Price, Securities covered by any Fundamental Change Repurchase Notice will cease to be outstanding and interest will cease to accrue on and after the Fundamental Change Repurchase Date; and

(13) the CUSIP number of the Securities.

At the Company’s written request, the Trustee shall give such Fundamental Change Company Notice in the Company’s name and at the Company’s expense; provided that, in all cases, the Company makes such request at least three (3) Business Days prior to the date by which such Fundamental Change Company Notice must be given to the Holders in accordance with this Section 3.08; provided, further, that the text of such Fundamental Change Company Notice shall be prepared by the Company. In connection with the delivery of the Fundamental Change Company Notice to the Holders, the Company shall disseminate a press release through Dow Jones & Company, Inc., or Bloomberg

Business News or publish a notice containing substantially the same information that is required in the Fundamental Change Company Notice in a newspaper of general circulation in the City of New York or publish information on a website of the Company or through such other public medium the Company may use at that time. If any of the Securities is in the form of a Global Security, then the Company shall modify such notice to the extent necessary to accord with the Applicable Procedures relating to the purchase of Global Securities.

No failure of the Company to give the foregoing notices or defect therein shall limit any Holder’s right to exercise its right to cause the Company to repurchase such Holder’s Securities pursuant to this Section 3.08.

(c) A Holder may exercise its rights specified in Section 3.08(a) upon delivery of a written notice (which shall be in substantially the form attached as Exhibit A under the heading “Fundamental Change Repurchase Notice” and which may be delivered by letter, overnight courier, hand delivery, facsimile transmission or in any other written form and, in the case of Global Securities, may be delivered electronically or by other means in accordance with the Depositary’s Applicable Procedures) of the exercise of such rights (a “Fundamental Change Repurchase Notice”) to the Paying Agent at any time prior to the close of business on the 30th day following the date of the Fundamental Change Company Notice, subject to extension to comply with applicable law.

(1) The Fundamental Change Repurchase Notice shall state: (A) the certificate number (if such Security is held other than in global form) of the Security which the Holder will deliver to be repurchased (or, if the Security is held in global form, any other items required to comply with the Applicable Procedures), (B) the portion of the principal amount of the Security which the Holder will deliver to be repurchased and (C) that such Security shall be repurchased as of the Fundamental Change Repurchase Date pursuant to the terms and conditions specified in the Securities and in this First Supplemental Indenture.

(2) The delivery of a Security for which a Fundamental Change Repurchase Notice has been timely delivered to any Paying Agent on or after the Fundamental Change Repurchase Date (together with all necessary endorsements) at the office of such Paying Agent shall be a condition to the receipt by the Holder of the Fundamental Change Repurchase Price therefor.

(3) The Company shall only be obliged to purchase, pursuant to this Section 3.08, a portion of a Security if the principal amount of such portion is $1,000 or an integral multiple of $1,000 (provisions of this First Supplemental Indenture that apply to the purchase of all of a Security also apply to the purchase of such portion of such Security).

(4) A Paying Agent shall promptly notify the Company of the receipt by it of any Fundamental Change Repurchase Notice.

(5) Anything herein to the contrary notwithstanding, in the case of Global Securities, any Fundamental Change Repurchase Notice may be delivered and such Securities may be surrendered or delivered for purchase in accordance with the Applicable Procedures as in effect from time to time.

(6) A Fundamental Change Repurchase Notice shall be irrevocable, except that the right of the Holder to convert the Securities that are the subject of the Fundamental Change Repurchase Notice shall continue until the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date.

(d) The Company shall deposit cash at the time and in the manner as provided in Section 3.10, sufficient to pay the aggregate Fundamental Change Repurchase Price of all Securities to be purchased pursuant to this Section 3.08.

Section 3.09 Effect of Fundamental Change Repurchase Notice.

Upon receipt by any Paying Agent of a properly completed Fundamental Change Repurchase Notice from a Holder, the Holder of the Security in respect of which such Fundamental Change Repurchase Notice was given shall thereafter be entitled to receive the Fundamental Change Repurchase Price with respect to such Security, subject to the occurrence of the Fundamental Change Effective Date. Such Fundamental Change Repurchase Price shall be paid to such Holder promptly, but no later than two Business Days, following the later of (1) the Fundamental Change Repurchase Date (provided that the conditions in Section 3.08 have been satisfied) and (2) the time of delivery of such Security to a Paying Agent by the Holder thereof in the manner required by Section 3.08(c).

Section 3.10 Deposit of Fundamental Change Repurchase Price.

(a) On or before 10:00 a.m. New York City time on the Business Day following the applicable Fundamental Change Repurchase Date, the Company shall deposit with the Paying Agent (or if the Company or an Affiliate of the Company is acting as the Paying Agent, shall segregate and hold in trust as provided in Section 2.5 of the Base Indenture) an amount of money (in immediately available funds if deposited on or after such Fundamental Change Repurchase Date), sufficient to pay the aggregate Fundamental Change Repurchase Price of all the Securities or portions thereof that are to be purchased as of the Fundamental Change Repurchase Date.

(b) If a Paying Agent holds on the Business Day following the Fundamental Change Repurchase Date, in accordance with the terms hereof, money sufficient to pay the Fundamental Change Repurchase Price of any Security for which a Fundamental Change Repurchase Notice has been tendered and not withdrawn in accordance with this First Supplemental Indenture then, immediately following the applicable Fundamental Change Repurchase Date, whether or not the Security is delivered to the Paying Agent, each such Security will cease to be outstanding, interest shall cease to accrue, and the rights of the Holder in respect of the Security shall terminate (other than the right to receive the Fundamental Change Repurchase Price upon delivery of the Security as aforesaid).

(c) If a Fundamental Change Repurchase Date falls after a Regular Record Date and on or before the related Interest Payment Date, then interest on the Securities payable on such Interest Payment Date will be payable to the Holders in whose names the Securities are registered at the close of business on such Regular Record Date.

Section 3.11 Repayment to the Company.

To the extent that the aggregate amount of cash deposited by the Company pursuant to Section 3.10 exceeds the aggregate Fundamental Change Repurchase Price of the Securities or portions thereof that the Company is obligated to purchase, then promptly after the Fundamental Change Repurchase Date the Paying Agent shall return any such excess cash to the Company.

Section 3.12 [Reserved].

Section 3.13 Securities Purchased in Part.

Any Security that is to be purchased only in part shall be surrendered at the office of a Paying Agent, and promptly after the Fundamental Change Repurchase Date, the Company shall execute and the Trustee shall authenticate and deliver to the Holder of such Security, without service charge, a new Security or Securities, of such authorized denomination or denominations as may be requested by such Holder (which must be equal to $1,000 principal amount or any integral thereof), in aggregate principal amount equal to, and in exchange for, the portion of the principal amount of the Security so surrendered that is not purchased.

Section 3.14 Compliance with Securities Laws upon Purchase of Securities.

In connection with any offer to purchase of Securities under Section 3.08, the Company shall (a) comply with Rule 13e-4 and Rule 14e-1 (or any successor to either such Rule), and any other tender offer rules, if applicable, under the Exchange Act, (b) file the related Schedule TO (or any successor or similar schedule, form or report) if required under the Exchange Act, and (c) otherwise comply with all federal and state securities laws in connection with such offer to purchase or purchase of Securities, all so as to permit the rights of the Holders and obligations of the Company under Sections 3.08 through 3.11 to be exercised in the time and in the manner specified therein. To the extent that compliance with any such laws, rules and regulations would result in a conflict with any of the terms hereof, this Indenture is hereby modified to the extent required for the Company to comply with such laws, rules and regulations.

Section 3.15 Purchase of Securities in Open Market.

The Company shall surrender any Security repurchased by the Company pursuant to this Article 3 to the Trustee for cancellation. Any Securities surrendered to the Trustee for cancellation may not be reissued or resold by the Company and will be canceled promptly in accordance with Section 2.12 of the Base Indenture. The Company may purchase Securities in the open market, by tender at any price or pursuant to private agreements.

Article 4.

Conversion

Section 4.01 Conversion Privilege and Conversion Rate.

(a) The conversion rights pursuant to this Article 4 shall commence on the Issue Date of the Securities and expire at the close of business on the second Business Day immediately preceding the Final Maturity Date, subject, in the case of conversion of any Global Security, to any Applicable Procedures. If a Security is submitted or presented for purchase pursuant to Article 3, such conversion right shall terminate at the close of business on the second Business Day immediately preceding the Fundamental Change Repurchase Date for such Security (unless the Company shall fail to make the Fundamental Change Repurchase Price payment when due in accordance with Article 3, in which case the conversion right shall terminate at the close of business on the date such failure is cured and such Security is purchased).

(b) Provisions of this Indenture that apply to conversion of all of a Security also apply to conversion of a portion of a Security.

(c) A Holder of Securities is not entitled to any rights of a holder of Common Stock until such Holder has converted its Securities into Common Stock, and only to the extent such Securities are deemed to have been converted into Common Stock pursuant to this Article 4.

(d) The Conversion Rate shall be adjusted in certain instances as provided in Section 4.01(e) and Section 4.07.

(e) If there shall have occurred a transaction described in clauses (i), (ii) or (iv) of the definition of a Change in Control, the Company shall pay a “Make Whole Premium” to the Holders of the Securities who convert their Securities during the period beginning 20 days before the anticipated Fundamental Change Effective Date until the close of business on the Business Day immediately preceding the Fundamental Change Repurchase Date by increasing the Conversion Rate for such Securities. The number of additional shares of Common Stock per $1,000 principal amount of Securities constituting the Make Whole Premium shall be determined by reference to the table below, based on the Fundamental Change Effective Date of such Fundamental Change and the Stock Price; provided that if the Stock Price or Fundamental Change Effective Date are not set forth on the table: (i) if the actual Stock Price on the Fundamental Change Effective Date is between two Stock Prices on the table or the actual Fundamental Change Effective Date is between two Fundamental Change Effective Dates on the table, the Make Whole Premium will be determined by a straight-line interpolation between the Make Whole Premiums set forth for the two Stock Prices and the two Fundamental Change Effective Dates on the table based on a 365-day year, as applicable, (ii) if the Stock Price on the Fundamental Change Effective Date exceeds $100.00 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid, and (iii) if the Stock Price on the Fundamental Change Effective Date is less than $13.00 per share, subject to adjustment as set forth herein, no Make Whole Premium will be paid. If Holders of the Company’s Common Stock receive only cash in the transaction, the Stock Price shall be the cash amount paid per share of the Company’s Common Stock in connection with the Fundamental Change. Otherwise, the Stock Price shall be equal to the average Closing Price of the Company’s Common Stock over the 15 Trading Day period ending on the Trading Day immediately preceding, and excluding, the applicable Fundamental Change Effective Date.

Make Whole Premium Upon a Fundamental Change (Number of Additional Shares)

	Effective Date
Stock Price on Effective Date	3/29/2006	3/29/2007	3/29/2008	3/29/2009	3/29/2010	3/29/2011	3/29/2012	3/29/2013
$13.00	16.5913	16.5913	16.5913	16.5913	16.5913	16.5913	16.5913	0.0000
15.00	12.6663	12.9378	13.1829	13.3647	13.3613	12.9979	11.7576	0.0000
17.50	9.2976	9.3644	9.3828	9.3121	9.0334	8.3743	6.8025	0.0000
20.00	6.9641	6.9180	6.8082	6.6020	6.1983	5.4322	3.8758	0.0000
22.50	5.3608	5.1665	4.9946	4.7229	4.2680	3.5059	2.1229	0.0000
25.00	4.8289	4.3311	3.7837	3.3693	2.9181	2.2103	1.0502	0.0000
27.50	4.3856	3.9347	3.4421	2.8881	2.2799	1.5994	0.8419	0.0000
30.00	4.0272	3.6079	3.1567	2.6464	2.0829	1.4645	0.7716	0.0000
35.00	3.4457	3.0987	2.7100	2.2684	1.7843	1.2508	0.6581	0.0000
40.00	3.0253	2.7037	2.3724	1.9884	1.5626	1.0952	0.5748	0.0000
45.00	2.6976	2.4108	2.1138	1.7707	1.3932	0.9751	0.5093	0.0000
50.00	2.4278	2.1705	1.8893	1.5955	1.2573	0.8796	0.4620	0.0000
55.00	2.2023	1.9778	1.7196	1.4547	1.1416	0.7975	0.4225	0.0000
60.00	2.0281	1.8157	1.5732	1.3353	1.0485	0.7362	0.3879	0.0000
70.00	1.7303	1.5553	1.3565	1.1486	0.8969	0.6317	0.3330	0.0000
80.00	1.5176	1.3630	1.1852	1.0087	0.7874	0.5537	0.2902	0.0000
90.00	1.3574	1.2119	1.0617	0.8946	0.6991	0.4902	0.2581	0.0000
100.00	1.2186	1.0957	0.9566	0.8038	0.6285	0.4413	0.2323	0.0000

The Stock Prices set forth in the first column of the table above will be adjusted as of any date on which the Conversion Rate of the Securities is adjusted other than an adjustment pursuant to the Make Whole Premium described above. The adjusted Stock Prices will equal the Stock Prices applicable immediately prior to such adjustment multiplied by a fraction, the numerator of which is the Conversion Rate immediately prior to the adjustment giving rise to the Stock Price adjustment and the denominator of which is the Conversion Rate as so adjusted. The number of additional shares set forth in the table above will be adjusted in the same manner as the Conversion Rate as set forth in Section 4.07 hereof, other than as a result of an adjustment to the Conversion Rate by adding the Make Whole Premium as described above.

Notwithstanding the foregoing paragraph, in no event will the total number of shares of Common Stock issuable upon conversion of a Security exceed 76.9231 per $1,000 principal amount, subject to proportional adjustment in the same manner as the Conversion Rate as set forth in clauses (1) through (4) of Section 4.07(a) hereof.

(f) By delivering the number of shares of Common Stock issuable on conversion to the Trustee plus a cash payment for a fractional share, the Company will be deemed to have satisfied its obligation to pay the principal amount of the Securities so converted and its obligation to pay accrued and unpaid interest attributable to the period from the most recent Interest Payment Date through the Conversion Date (which amount will be deemed cancelled, extinguished and forfeited).

(g) Notwithstanding anything else contained herein, the Securities shall not become subject to conversion by reason of a merger, consolidation, or other transaction effected with one of the Company’s direct or indirect Subsidiaries for the purpose of changing the Company’s state of incorporation to any other state within the United States or the District of Columbia.

Section 4.02 Conversion Procedure.

(a) To convert a Security, a Holder must (1) complete and manually sign the conversion notice on the back of the Security and deliver such notice to the Conversion Agent, (2) surrender the Security to the Conversion Agent, which shall become irrevocable upon receipt by the Conversion Agent (3) furnish appropriate endorsements and transfer documents if required by the Registrar or the Conversion Agent, (4) pay an amount equal to the interest as required by Section 4.02(c) and (5) pay all transfer or similar taxes, if required pursuant to Section 4.04. The date on which the Holder satisfies all of those requirements is the “Conversion Date.” Upon the conversion of a Security, the Company will deliver the shares of Common Stock, without service charge, as promptly as practicable after the Conversion Date, but in no event later than five Business Days after the Conversion Date. Anything herein to the contrary notwithstanding, in the case of Global Securities, conversion notices may be delivered and such Securities may be surrendered for conversion in accordance with clauses (3), (4) and (5) of this Section 4.02(a) and the Applicable Procedures as in effect from time to time.

(b) The person in whose name the shares of Common Stock are issuable upon conversion shall be deemed to be a holder of record of such Common Stock on the Conversion Date; provided, however, that no surrender of a Security on any Conversion Date when the stock transfer books of the Company shall be closed shall be effective to constitute the person or persons entitled to receive the shares of Common Stock upon conversion as the record holder or holders of such shares of Common Stock on such date, but such surrender shall be effective to constitute the person or persons entitled to receive such shares of Common Stock as the record holder or holders thereof for all purposes at the close of business on the next succeeding day on which such stock transfer books are open; provided further that such conversion shall be at the Conversion Rate in effect on the Conversion Date as if the stock transfer books of the Company had not been closed. Upon conversion of a Security, such person shall no longer be a Holder of such Security. Except as set forth in this First Supplemental Indenture, no payment or adjustment will be made for dividends or distributions declared or made on shares of Common Stock issued upon conversion of a Security prior to the issuance of such shares.

(c) Holders of Securities surrendered for conversion (in whole or in part) during the period from the close of business on any Regular Record Date to the opening of business on the next succeeding Interest Payment Date will receive the semi-annual interest payable on the principal amount of such Securities being surrendered for conversion on the corresponding Interest Payment Date notwithstanding the conversion. Upon surrender of any such Securities for conversion, such Securities shall also be accompanied by payment in funds to the Conversion Agent acceptable to the Company of an amount equal to the interest payable on such corresponding Interest Payment Date (but excluding any overdue interest on the principal amount of such Security so converted that exists at the time such Holder surrenders such Security for conversion). Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) with respect to which the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, or (b) after the last Regular Record Date prior to the Final Maturity Date, in either case, need not pay the Company an amount equal to the interest on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion. Except as otherwise provided in this Section 4.02(c), no payment or adjustment will be made for accrued interest on a converted Security.

(d) Subject to Section 4.02(c), nothing in this Section shall affect the right of a Holder in whose name any Security is registered at the close of business on a Regular Record Date to receive the interest payable on such Security on the related Interest Payment Date in accordance with the terms of this First Supplemental Indenture and the Securities. If a Holder converts more than one Security at the same time, the number of shares of Common Stock issuable upon the conversion (and the amount of any cash in lieu of fractional shares pursuant to Section 4.03) shall be based on the aggregate principal amount of all Securities so converted.

(e) In the case of any Security which is converted in part only, upon such conversion the Company shall execute and the Trustee shall authenticate and deliver to the Holder thereof, without service charge, a new Security or Securities of authorized denominations in an aggregate principal amount equal to, and in exchange for, the unconverted portion of the principal amount of such Security. A Security may be converted in part, but only if the principal amount of such part is an integral multiple of $1,000 and the principal amount of such Security to remain outstanding after such conversion is equal to $1,000 or any integral multiple of $1,000 in excess thereof.

Section 4.03 Fractional Shares.

No fractional shares of Common Stock shall be issued upon conversion of any Security or Securities. If more than one Security shall be surrendered for conversion at one time by the same Holder, the number of full shares which shall be issued upon conversion thereof shall be computed on the basis of the aggregate principal amount of the Securities (or specified portions thereof) so surrendered. Instead of any fractional share of Common Stock which would otherwise be issued upon conversion of any Security or Securities (or specified portions thereof), the Company shall pay a cash adjustment in respect of such fraction (calculated to the nearest one-100th of a share) in an amount equal to the same fraction of the Closing Price of the Common Stock as of the Trading Day preceding the date of conversion.

Section 4.04 Taxes on Conversion.

Except as provided in the next sentence, the Company will pay any and all taxes (other than taxes on income) and duties that may be payable in respect of the issue or delivery of shares of Common Stock on conversion of Securities pursuant hereto. A Holder delivering a Security for conversion shall be liable for and will be required to pay any tax or duty which may be payable in respect of any transfer involved in the issue and delivery of shares of Common Stock in a name other than that of the Holder of the Security or Securities to be converted, and no such issue or delivery shall be made unless the Person requesting such issue has paid to the Company the amount of any such tax or duty, or has established to the satisfaction of the Company that such tax or duty has been paid.

Section 4.05 [Reserved].

Section 4.06 Company to Provide Common Stock.

(a) The Company shall, prior to issuance of any Securities hereunder, and from time to time as may be necessary, reserve, out of its authorized but unissued Common Stock, a sufficient number of shares of Common Stock to permit the conversion of all outstanding Securities into shares of Common Stock.

(b) All shares of Common Stock delivered upon conversion of the Securities shall be newly issued shares, shall be duly authorized, validly issued, fully paid and nonassessable and shall be free from preemptive or similar rights and free of any lien or adverse claim as the result of any action by the Company.

(c) The Company will endeavor promptly to comply with all federal and state securities laws regulating the offer and delivery of shares of Common Stock upon conversion of Securities.

(d) The Company will use its best efforts to ensure that the shares of Common Stock to be issued upon conversion of the Securities will be registered under the Securities Act of 1933, as amended. In the event that despite the Company’s best efforts it is unable to deliver shares that have been so registered, upon conversion of the Securities, the Company may deliver shares of Common Stock that have not been registered.

Section 4.07 Adjustment of Conversion Rate.

(a) The Conversion Rate shall be adjusted from time to time by the Company as follows:

(1) If the Company shall pay a dividend or make a distribution to all holders of outstanding Common Stock in shares of Common Stock, the Conversion Rate in effect immediately prior to the record date for the determination of shareholders entitled to receive such dividend or other distribution shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to such record date by a fraction of which the numerator of shall be the sum of the number of shares of Common Stock outstanding at the close of business on such record date plus the total number of shares of Common Stock constituting such dividend or other distribution and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date. Such adjustment shall be made successively whenever any such dividend or distribution is made and shall become effective immediately after such record date. For the purpose of this clause (1), the number of shares of Common Stock at any time outstanding shall not include shares held in the treasury of the Company. The Company will not pay any dividend or make any distribution on Common Stock held in the treasury of the Company. If any dividend or distribution of the type described in this clause is declared but not so paid or made, the Conversion Rate shall again be adjusted to the Conversion Rate that would then be in effect if such dividend or distribution had not been declared.

(2) If the Company shall subdivide its outstanding Common Stock into a greater number of shares, or combine its outstanding Common Stock into a smaller number of shares, the Conversion Rate in effect immediately prior to the day upon which such subdivision or combination becomes effective shall be, in the case of a subdivision of Common Stock, proportionately increased and, in the case of a combination of Common Stock, proportionately reduced. Such adjustment shall be made successively whenever any such subdivision or combination of the Common Stock occurs and shall become effective immediately after the date upon which such subdivision or combination becomes effective.

(3) If the Company shall issue any rights or warrants (other than rights or warrants referred to in Section 4.07(a)(4)) to all or substantially all holders of its outstanding Common Stock entitling them to subscribe for or purchase shares of Common Stock (or securities convertible into Common Stock) at a price per share (or having a Conversion Price per share) less than the Current Market Price per share of Common Stock (as determined in accordance with clause (9) of this Section 4.07(a)) on the record date for the determination of shareholders entitled to receive such rights or warrants, the Conversion Rate in effect immediately prior thereto shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect at the opening of business on the date immediately after such record date by a fraction of which the numerator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of additional shares of Common Stock so offered for subscription or purchase (or into which the convertible securities so offered are convertible) and of which the denominator shall be the number of shares of Common Stock outstanding at the close of business on such record date plus the number of shares which the aggregate offering price of the total number of shares of Common Stock so offered for subscription or purchase (or the aggregate conversion price of the convertible securities so offered for subscription or purchase, which shall be determined by multiplying the number of shares of Common Stock issuable upon conversion of such convertible securities by the conversion price per share of Common Stock pursuant to the terms of such convertible securities) would purchase at the Current Market Price per share of Common Stock on such record date. Such adjustment shall be made successively whenever any such rights or warrants are issued, and shall become effective immediately after such record date. To the extent that shares of Common Stock (or securities convertible into Common Stock) are not delivered pursuant to such rights or warrants, upon the expiration or termination of such rights or warrants, the Conversion Rate shall be readjusted to the Conversion Rate that would then be in effect had the adjustments made upon the issuance of such rights or warrants been made on the basis of delivery of only the number of shares of Common Stock (or securities convertible into Common Stock) actually delivered. If such rights or warrants are not so issued, the Conversion Rate shall again be adjusted to be the Conversion Rate that would then be in effect if the record date for the determination of shareholders entitled to receive such rights or warrants had not been fixed. In determining whether any rights or warrants entitle the shareholders to subscribe for or purchase shares of Common Stock at a price less than the Current Market Price per share of Common Stock and in determining the aggregate offering price of the total number of shares of Common Stock so offered, there shall be taken into account any consideration received by the Company for such rights or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by the Board of Directors.

(4) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock shares of any class of capital stock of the Company (other than any dividends or distributions to which Section 4.07(a)(1) applies) or evidences of its indebtedness, cash or other assets, including securities, but excluding (x) any rights or warrants referred to in Section 4.07(a)(3), (y) any stock, securities or other property or assets (including cash) distributed in connection with a reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease to which Section 4.11 hereof applies and (z) dividends and distributions paid exclusively in cash (the securities described in foregoing clauses (x), (y) and (z) hereinafter in this Section 4.07(a)(4) called the “securities”), then, in each such case, subject to the third succeeding paragraph of this Section 4.07(a)(4), the Conversion Rate shall be increased so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date (as defined in Section 4.07(a)(9)(C)) with respect to such distribution by a fraction, the numerator of which shall be the Current Market Price (determined as provided in Section 4.07(a)(9)) on such date, and the denominator of which shall be such Current Market Price on such date less the fair market value (as determined by the Board of Directors (except as described below), whose determination shall be conclusive and set forth in a Board Resolution) on such date of the portion of the shares of capital stock, evidences of indebtedness, cash or other assets, including securities, so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the record date).

Such increase shall become effective immediately prior to the opening of business on the day following the record date, or in the case of a Spin-off, immediately prior to the opening of business on the day following the last Trading Day of the Measurement Period. However, in the event that the then fair market value (as so determined) of the portion of the securities so distributed applicable to one share of Common Stock is equal to or greater than the Current Market Price on the record date, in lieu of the foregoing adjustment, adequate provision shall be made so that each Holder shall have the right to receive upon conversion of a Security (or any portion thereof) the amount of shares of capital stock, evidences of indebtedness, cash or other assets, including securities, such Holder would have received had such Holder converted such Security (or portion thereof) immediately prior to such record date. In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

If the Board of Directors determines the fair market value of any distribution for purposes of this Section 4.07(a)(4) by reference to the actual or when issued trading market for any securities comprising all or part of such distribution, it must in doing so consider the prices in such market over the same period (the “Reference Period”) used in computing the Current Market Price pursuant to Section 4.07(a)(9) to the extent possible, unless the Board of Directors in a Board Resolution determines in good faith that determining the fair market value during the Reference Period would not be in the best interest of the Holder.

In the event the Company distributes shares of capital stock of a Subsidiary or other business unit of the Company, the Conversion Rate will be adjusted, if at all, so that the same shall be equal to the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on the record date (as defined in Section 4.07(a)(9)) with respect to such distribution by a fraction, (i) the numerator of which shall be the Current Market Price (determined as described below) on such date plus the fair market value on such date of the portion of the shares of capital stock of such Subsidiary or other business unit of the Company so distributed applicable to one share of Common Stock (determined on the basis of the number of shares of the Common Stock outstanding on the record date), and (ii) the denominator of which shall be such Current Market Price on such date (determined as described below).

In respect of a dividend or other distribution of shares of capital stock of a class or series, or similar equity interest, of or relating to a Subsidiary or other business unit of the Company which has a Subsidiary Closing Price (a “Spin-off”), the fair market value of the securities to be distributed shall equal the average of the daily Subsidiary Closing Price of such securities for the ten (10) consecutive Trading Days commencing on and including the fifth Trading Day of such securities after the effectiveness of the Spin-off (the “Measurement Period”) and the Current Market Price shall be calculated over the same Measurement Period; provided, however, that in the event that an underwritten initial public offering of the securities in the Spin-off occurs simultaneously with the Spin-off, fair market value of the securities distributed in the Spin-off shall be the initial public offering price of such securities and the market price per share of the Common Stock shall mean the Closing Price for the Common Stock on the same Trading Day.

Rights or warrants distributed by the Company to all holders of Common Stock entitling the holders thereof to subscribe for or purchase shares of the Company’s capital stock (either initially or under certain circumstances), which rights or warrants, until the occurrence of a specified event or events (“Trigger Event”):

(i)	are deemed to be transferred with such shares of Common Stock,

(ii)	are not exercisable, and

(iii)	are also issued in respect of future issuances of Common Stock shall be deemed not to have been distributed for purposes of this Section 4.07(a)(4) (and no adjustment to the Conversion Rate under this Section 4.07(a)(4) will be required) until the occurrence of the earliest Trigger Event. If such right or warrant is subject to subsequent events, upon the occurrence of which such right or warrant shall become exercisable to purchase different securities, evidences of indebtedness or other assets or entitle the holder to purchase a different number or amount of the foregoing or to purchase any of the foregoing at a different purchase price, then the occurrence of each such event shall be deemed to be the date of issuance and record date with respect to a new right or warrant (and a termination or expiration of the existing right or warrant without exercise by the holder thereof). In addition, in the event of any distribution (or deemed distribution) of rights or warrants, or any Trigger Event or other event (of the type described in the preceding sentence) with respect thereto, that resulted in an adjustment to the Conversion Rate under this Section 4.07(a)(4):

(A) in the case of any such rights or warrants which shall all have been redeemed or repurchased without exercise by any holders thereof, the Conversion Rate shall be readjusted upon such final redemption or repurchase to give effect to such distribution or Trigger Event, as the case may be, as though it were a cash distribution, equal to the per share redemption or repurchase price received by a holder of Common Stock with respect to such rights or warrant (assuming such holder had retained such rights or warrants), made to all holders of Common Stock as of the date of such redemption or repurchase, and

(B) in the case of such rights or warrants all of which shall have expired or been terminated without exercise, the Conversion Rate shall be readjusted as if such rights and warrants had never been issued.

For purposes of this Section 4.07(a)(4) and Sections 4.07(a)(1), 4.07(a)(2) and 4.07(a)(3), any dividend or distribution to which this Section 4.07(a)(4) is applicable that also includes shares of Common Stock, a subdivision or combination of Common Stock to which Section 4.07(a)(2) applies, or rights or warrants to subscribe for or purchase shares of Common Stock to which Section 4.07(a)(3) applies (or any combination thereof), shall be deemed instead to be:

(A) a dividend or distribution of the evidences of indebtedness, assets, shares of capital stock, rights or warrants other than such shares of Common Stock, such subdivision or combination or such rights or warrants to which Sections 4.07(a)(1), 4.07(a)2 and 4.07(a)(3) apply, respectively (and any Conversion Rate increase required by this Section 4.07(a)(4) with respect to such dividend or distribution shall then be made), immediately followed by

(B) a dividend or distribution of such shares of Common Stock, such subdivision or combination or such rights or warrants (and any further Conversion Rate increase required by Sections 4.07(a)(1), 4.07(a)(2) and 4.07(a)(3) with respect to such dividend or distribution shall then be made), except:

(i) the record date of such dividend or distribution shall be substituted as (x) “the date fixed for the determination of stockholders entitled to receive such dividend or other distribution”, “record date fixed for such determination” and “record date” within the meaning of Section 4.07(a)(1), (y) “the day upon which such subdivision becomes effective” and “the day upon which such combination becomes effective” within the meaning of Section 4.07(a)(2), and (z) “the record date fixed for the determination of stockholders entitled to receive such rights or warrants,” such “record date,” “the record date fixed for the determination of stockholders entitled to receive such rights or warrants” and “such date fixed for the determination of stockholders entitled to receive such rights or warrants” within the meaning of Section 4.07(a)(3), and

(ii) any shares of Common Stock included in such dividend or distribution shall not be deemed “outstanding at the close of business on the record date fixed for such determination” within the meaning of Section 4.07(a)(1) and any reduction or increase in the number of shares of Common Stock resulting from such subdivision or combination shall be disregarded in connection with such dividend or distribution.

(5) To the extent the Company has a Rights Plan in effect upon conversion of the Securities pursuant to this Article 4: (i) if such Rights have not separated from the Common Stock prior to the conversion of the Securities, each share of Common Stock issued upon conversion of the Securities pursuant to this Article 4 shall be entitled to receive the appropriate number of Rights, if any, and the certificates representing the Common Stock issued upon such conversion shall bear such legends, if any, in each case as may be provided by the terms of any Rights Plan; or (ii) if such Rights have separated from the Common Stock prior to the conversion of the Securities, the Conversion Rate will be adjusted as though the Rights were being distributed to all holders of Common Stock on the date of such separation. If such an adjustment is made and the Rights are later redeemed, invalidated or terminated, then a corresponding reversing adjustment will be made to the Conversion Rate on an equitable basis.

(6) In case the Company shall, by dividend or otherwise, distribute to all or substantially all holders of its Common Stock cash (excluding any cash that is distributed upon a reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease to which Section 4.11 hereof applies or as part of a distribution referred to in Section 4.07(a)(4) hereof), then and in each such case, immediately after the close of business on such date, the Conversion Rate shall be increased so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to the close of business on such record date by a fraction:

(i) the numerator of which shall be equal to the Current Market Price on the record date, and

(ii) the denominator of which shall be equal to the Current Market Price on such date less an amount equal to the quotient of (x) the sum of the aggregate amount of cash so distributed and (y) the number of shares of Common Stock outstanding on the record date.

In the event that such dividend or distribution is not so paid or made, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such dividend or distribution had not been declared.

(7) In case a tender or exchange offer made by the Company or any of its subsidiaries for all or any portion of the Common Stock shall expire, then, and in each such case, immediately prior to the opening of business on the day after the date of the last time (the “Expiration Time”) tenders could have been made pursuant to such tender or exchange offer, the Conversion Rate shall be adjusted so that the same shall equal the rate determined by multiplying the Conversion Rate in effect immediately prior to close of business on the date of the Expiration Time by a fraction:

(i) the numerator of which shall be the sum of (x) the fair market value (determined as set forth in Section

4.07(a)(9)) of the aggregate consideration payable to stockholders based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of all shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the shares deemed so accepted, up to any such maximum, being referred to as the “Purchased Shares”) and (y) the product of the number of shares of Common Stock outstanding (less any Purchased Shares) on the Expiration Time and the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time, and

(ii) the denominator shall be (x) the number of shares of Common Stock outstanding (including any tendered or exchanged shares) at the Expiration Time multiplied by the Current Market Price of the Common Stock on the Trading Day next succeeding the Expiration Time.

Such increase (if any) shall become effective immediately prior to the opening of business on the day following the Expiration Time. In the event that the Company is obligated to purchase shares pursuant to any such tender offer, but the Company is permanently prevented by applicable law from effecting any such purchases or all such purchases are rescinded, the Conversion Rate shall again be adjusted to be the Conversion Rate which would then be in effect if such tender or exchange offer had not been made. If the application of this Section 4.07(a)(7) to any tender or exchange offer would result in a decrease in the Conversion Rate, no adjustment shall be made for such tender or exchange offer under this Section 4.07(a)(7).

(8) [Reserved].

(9) For purposes of this Section 4.07(a), the following terms shall have the meanings indicated:

(A) “Current Market Price” shall mean the average of the daily Closing Prices per share of Common Stock for the ten (10) consecutive Trading Days immediately prior to the date in question; provided, however, that if:

(i) the “ex” date (as hereinafter defined) for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 4.07(a)(1), (2), (3), (4), (6) or (7) occurs during such ten consecutive Trading Days, the Closing Price for each Trading Day prior to the “ex” date for such other event shall be adjusted by dividing such Closing Price by the same fraction by which the Conversion Rate is so required to be adjusted as a result of such other event;

(ii) the “ex” date for any event (other than the issuance or distribution requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 4.07(a)(1), (2), (3), (4), (6) or (7) occurs on or after the “ex” date for the issuance or distribution requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event; and

(iii) the “ex” date for the issuance or distribution requiring such computation is prior to the day in question, after taking into account any adjustment required pursuant to clause (i) or (ii) of this proviso, the Closing Price for each Trading Day on or after such “ex” date shall be adjusted by adding thereto the amount of any cash and the fair market value (as determined by the Board of Directors in a manner consistent with any determination of such value for purposes of Section 4.07(a)(4) or (7), whose determination shall be conclusive and set forth in a Board Resolution) of the evidences of indebtedness, shares of capital stock or assets being distributed applicable to one share of Common Stock as of the close of business on the day before such “ex” date.

For purposes of any computation under Section 4.07(a)(7), the Current Market Price of the Common Stock on any date shall be deemed to be the average of the daily Closing Prices per share of Common Stock for such day and the next two succeeding Trading Days; provided, however, that if the “ex” date for any event (other than the tender offer requiring such computation) that requires an adjustment to the Conversion Rate pursuant to Section 4.07(a)(1), (2), (3), (4), (6) or (7) occurs on or after the Expiration Time for the tender or exchange offer requiring such computation and prior to the day in question, the Closing Price for each Trading Day on and after the “ex” date for such other event shall be adjusted by dividing such Closing Price by the reciprocal of the fraction by which the Conversion Rate is so required to be adjusted as a result of such other event. For purposes of this paragraph, the term “ex” date, when used:

(x) with respect to any issuance or distribution, means the first date on which the Common Stock trades regular way on the relevant exchange or in the relevant market from which the Closing Price was obtained without the right to receive such issuance or distribution;

(y) with respect to any subdivision or combination of shares of Common Stock, means the first date on which the Common Stock trades regular way on such exchange or in such market after the time at which such subdivision or combination becomes effective, and

(z) with respect to any tender or exchange offer, means the first date on which the Common Stock trades regular way on such exchange or in such market after the Expiration Time of such offer.

Notwithstanding the foregoing, whenever successive adjustments to the Conversion Rate are called for pursuant to this Section 4.07(a), such adjustments shall be made to the Current Market Price as may be necessary or appropriate to effectuate the intent of this Section 4.07(a) and to avoid unjust or inequitable results as determined in good faith by the Board of Directors.

(B) “fair market value” shall mean the amount which a willing buyer would pay a willing seller in an arm’s length transaction.

(C) For purposes of this Section 4.07, “record date” shall mean, with respect to any dividend, distribution or other transaction or event in which the holders of Common Stock have the right to receive any cash, securities or other property or in which the

Common Stock (or other applicable security) is exchanged or converted into any combination of cash, securities or other property, the date fixed for determination of shareholders entitled to receive such cash, security or other property (whether or not such date is fixed by the Board of Directors or by statute, contract or otherwise).

(b) In any case in which this Section 4.07 shall require that an adjustment be made following a record date or Expiration Time, as the case may be, established for the purposes specified in this Section 4.07, the Company may elect to defer (but only until five Business Days following the filing by the Company with the Trustee of the certificate described in Section 4.09) issuing to the Holder of any Security converted after such record date or Expiration Time the shares of Common Stock and other Capital Stock of the Company issuable upon such conversion over and above the shares of Common Stock and other Capital Stock of the Company (or other cash, property or securities, as applicable) issuable upon such conversion only on the basis of the Conversion Rate prior to adjustment; and, in lieu of any cash, property or securities the issuance of which is so deferred, the Company shall issue or cause its transfer agents to issue due bills or other appropriate evidence prepared by the Company of the right to receive such cash, property or securities. If any distribution in respect of which an adjustment to the Conversion Rate is required to be made as of the record date or Expiration Time therefore is not thereafter made or paid by the Company for any reason, the Conversion Rate shall be readjusted to the Conversion Rate which would then be in effect if such record date had not been fixed or such record date or Expiration Time had not occurred.

(c) If one or more event occurs requiring an adjustment be made to the Conversion Rate for a particular period, adjustments to the Conversion Rate shall be determined by the Company’s Board of Directors to reflect the combined impact of such Conversion Rate adjustment events, as set out in this Section 4.07, during such period.

Section 4.08 No Adjustment.

(a) No adjustment in the Conversion Rate shall be required if Holders may participate in the transactions set forth in Section 4.07 above (to the same extent as if the Securities had been converted into Common Stock immediately prior to such transactions) without converting the Securities held by such Holders.

(b) No adjustment in the Conversion Rate shall be required unless such adjustment would require an increase or decrease of at least 1% in the Conversion Rate as last adjusted; provided, however, that any adjustments which would be required to be made but for this Section 4.08(b) shall be carried forward and taken into account in any subsequent adjustment. All calculations under this Article 4 shall be made to the nearest cent or to the nearest one-ten thousandth of a share, as the case may be, with one half cent and 0.00005 of a share, respectively, being rounded upward.

(c) No adjustment in the Conversion Rate shall be required for issuances of Common Stock pursuant to a Company plan for reinvestment of dividends or interest or for a change in the par value or a change to no par value of the Common Stock.

(d) To the extent that the Securities become convertible into the right to receive cash, no adjustment need be made thereafter as to the cash.

(e) No adjustment in the Conversion Rate shall be required with respect to accrued and unpaid interest on the Securities.

Section 4.09 Notice of Adjustment.

Whenever the Conversion Rate or conversion privilege is required to be adjusted pursuant to this Indenture, the Company shall promptly mail to Holders a notice of the adjustment and file with the Trustee an Officers’ Certificate briefly stating the facts requiring the adjustment, the adjusted Conversion Rate and the manner of computing it. Failure to mail such notice or any defect therein shall not affect the validity of any such adjustment. Unless and until the Trustee shall receive an Officers’ Certificate setting forth an adjustment of the Conversion Rate, the Trustee may assume without inquiry that the Conversion Rate has not been adjusted and that the last Conversion Rate of which it has knowledge remains in effect.

Section 4.10 Notice of Certain Transactions.

In the event that there is a dissolution or liquidation of the Company, the Company shall mail to Holders and file with the Trustee a notice stating the proposed effective date. The Company shall mail such notice at least 20 days before such proposed effective date. Failure to mail such notice or any defect therein shall not affect the validity of any transaction referred to in this Section 4.10.

Section 4.11 Effect of Reclassification, Consolidation, Merger or Sale on Conversion Privilege.

If any of the following events occur:

(i) any recapitalization, reclassification or change of the outstanding shares of Common Stock (other than a change in par value, or from par value to no par value, or from no par value to par value, or as a result of a subdivision or combination),

(ii) any merger, consolidation, statutory share exchange or combination of the Company with another corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock or

(iii) any sale, conveyance or lease of the properties and assets of the Company as, or substantially as, an entirety to any other corporation as a result of which holders of Common Stock shall be entitled to receive stock, securities or other property or assets (including cash) with respect to or in exchange for such Common Stock, the Company or the successor or purchasing corporation, as the case may be, shall execute with the Trustee a supplemental indenture (which shall comply with the TIA as in force at the date of execution of such supplemental indenture if such supplemental indenture is then required to so comply) providing that each Security shall be convertible into the kind and amount of shares of stock and other securities or property or assets (including cash) which such Holder would have been entitled to receive upon such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease. In the event holders of Common Stock have the opportunity to elect the form of consideration to be received in such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease, Holders shall have a reasonable opportunity to determine the form of consideration into which all of the Securities, treated as a single class, shall be convertible from and after the effective date of such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease. Such determination shall be based on the weighted average of elections made by Holders who participate in such determination, shall be subject to any limitations to which all of the holders of Common Stock are subject, including, but not limited to, pro-rata reductions applicable to any portion of the consideration payable in such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease and shall be conducted in such a manner as to be completed by the date which is the earliest of (a) the deadline for elections to be made by holders of Common Stock, and (b) two trading days prior to the anticipated effective date of such transaction. The Company shall provide notice to all Holders of their opportunity to determine the form of consideration to be received by the Holders in such transaction, as well as notice of such determination made by the Holders and the weighted average of elections made by participating Holders by issuing a press release in a newspaper of general circulation in New York City and providing a copy of such notice to the Trustee. In the event the effective date of such transaction is delayed beyond the initially anticipated effective date of such transaction, the Company may elect to give the Holders the opportunity to make subsequent similar determinations in regard to such delayed effective date.

Such supplemental indenture shall provide for adjustments which shall be as nearly equivalent as may be practicable to the adjustments provided for in this Article 4. If, in the case of any such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale, conveyance or lease, the stock or other securities and assets receivable thereupon by a holder of shares of Common Stock includes shares of stock or other securities and assets of a corporation other than the successor or purchasing corporation, as the case may be, in such recapitalization, reclassification, change, merger, consolidation, statutory share exchange, combination, sale or conveyance, then such supplemental indenture shall also be executed by such other corporation and shall contain such additional provisions to protect the interests of the Holders of the Securities as the Board of Directors shall reasonably consider necessary by reason of the foregoing, including to the extent practicable the provisions providing for the repurchase rights set forth in Article 3 hereof.

In the event the Company shall execute a supplemental indenture pursuant to this Section 4.11, the Company shall promptly file with the Trustee an Officers’ Certificate briefly stating the reasons therefor, the kind or amount of shares of stock or other securities or property (including cash) that a holder of shares of Common Stock equal to the Conversion Rate immediately prior to such transaction would have owned or been entitled to receive after any such transaction, and any adjustment to be made with respect thereto. The Company shall cause notice of the execution of such supplemental indenture to be mailed to each Holder, at the address of such Holder as it appears on the register of the Securities, within 20 days after execution thereof. Failure to deliver such notice shall not affect the legality or validity of such supplemental indenture.

The above provisions of this Section shall similarly apply to successive recapitalizations, reclassifications, mergers, consolidations, statutory share exchanges, combinations, sales and conveyances.

If this Section 4.11 applies to any event or occurrence, Section 4.07(a) hereof shall not apply.

Section 4.12 Trustee’s Disclaimer.

(a) The Trustee shall have no duty to determine when an adjustment under this Article 4 should be made, how it should be made or what such adjustment should be, but may accept as conclusive evidence of that fact or the correctness of any such adjustment, and shall be protected in relying upon, an Officers’ Certificate and Opinion of Counsel, including the Officers’ Certificate with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.09. Unless and until the Trustee receives such Officers’ Certificate delivered pursuant to Section 4.09, the Trustee may assume without inquiry that no such adjustment has been made and the last Conversion Rate of which the Trustee has knowledge remains in effect. The Trustee makes no representation as to the validity or value of any securities or assets issued upon conversion of Securities, and the Trustee shall not be responsible for the Company’s failure to comply with any provisions of this Article 4.

(b) The Trustee shall not be under any responsibility to determine the correctness of any provisions contained in any supplemental indenture executed pursuant to Section 4.11, but may accept as conclusive evidence of the correctness thereof, and shall be fully protected in relying upon, the Officers’ Certificate and Opinion of Counsel, with respect thereto which the Company is obligated to file with the Trustee pursuant to Section 4.11 and Section 7.01, respectively.

Section 4.13 Voluntary Increase.

The Company from time to time may increase the Conversion Rate, to the extent permitted by law, by any amount for any period of time if the period is at least 20 days, the increase is irrevocable during the period and the Board of Directors determines that such increase would be in the best interests of the Company or to avoid or diminish income tax to holders of shares of Common Stock in connection with a dividend or distribution of stock, or rights to acquire stock, or similar event, and the Company provides 15 days’ prior written notice of any increase in the Conversion Rate to the Trustee and the Holders; provided, however, that in no event may the Company increase the Conversion Rate such that it causes the Conversion Price to be less than the par value of a share of Common Stock.

Article 5.

Subordination

Section 5.01 Securities Subordinated to Senior Debt.

The Company covenants and agrees, and each Holder of Securities, by such Holder’s acceptance thereof, likewise covenants and agrees, that the Indebtedness represented by the Securities and the payment of the principal of and premium, if any, and interest on each and all of the Securities is hereby expressly subordinated and junior, to the extent and in the manner set forth in this Section 5.01, in right of payment to the prior payment in full of all Senior Debt; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest on the Securities in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt.

(a) In the event of any payment or distribution of assets of the Company upon any dissolution, winding up, liquidation or reorganization of the Company, whether in bankruptcy, insolvency, reorganization or receivership proceedings or upon an assignment for the benefit of creditors or any other marshalling of the assets and liabilities of the Company or otherwise, the holders of all Senior Debt shall first be entitled to receive payment of the full amount due thereon in respect of all such Senior Debt and all other amounts due or provision shall be made for such amount in cash, or other payments satisfactory to the holders of Senior Debt, before the Holders of any of the Securities are entitled to receive any payment or distribution of any character, whether in cash, securities or other property, on account of the principal of or premium, if any, or interest on the Securities.

(b) In the event of any acceleration of Maturity of the Securities because of an Event of Default, unless the full amount due in respect of all Senior Debt is paid in cash or other form of payment satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest on the Securities or to acquire any of the Securities (including any conversion or cash repurchase pursuant to the exercise of the Fundamental Change Repurchase Right or otherwise), and the Company shall give prompt written notice of such acceleration to such holders of Senior Debt.

(c) In the event of and during the continuance of any default in payment of the principal of or premium, if any, or interest on, rent or other payment obligations in respect of, any Senior Debt, unless all such payments due in respect of such Senior Debt have been paid in full in cash or other payments satisfactory to the holders of Senior Debt, no payment shall be made by the Company with respect to the principal of, premium, if any, or interest on the Securities or to acquire any of the Securities (including any conversion or cash repurchase pursuant to the exercise of the Fundamental Change Repurchase Right). The Company shall give prompt written notice to the Trustee of any default under any Senior Debt or under any agreement pursuant to which Senior Debt may have been issued.

(d) In the event that, notwithstanding the foregoing provisions of Sections 5.01(a), 5.01(b) and 5.01(c), any payment on account of principal, premium, if any, or interest on the Securities shall be made by or on behalf of the Company and received by the Trustee, by any Holder or by any Paying Agent (or, if the Company is acting as its own Paying Agent, money for any such payment shall be segregated and held in trust):

(1) after the occurrence of an event specified in Section 5.01(a) or 5.01(b), then, unless all Senior Debt is paid in full in cash, or provision shall be made therefor, or

(2) after the happening of an event of default of the type specified in Section 5.01(c) above, then, unless the amount of such Senior Debt then due shall have been paid in full, or provision made therefor or such event of default shall have been cured or waived, such payment (subject, in each case, to the provisions of Section 5.07 hereof) shall be held in trust for the benefit of, and shall be immediately paid over to, the holders of Senior Debt or their representative or representatives or the trustee or trustees under any indenture under which any instruments evidencing any of the Senior Debt may have been issued, as their interests may appear.

Section 5.02 Subrogation.

Subject to the payment in full of all Senior Debt to which the Indebtedness evidenced by the Securities is in the circumstances subordinated as provided in Section 5.01 hereof, the Holders of the Securities shall be subrogated to the rights of the holders of such Senior Debt to receive payments or distributions of cash, property or securities of the Company applicable to such Senior Debt until all amounts owing on the Securities shall be paid in full, and, as between the Company, its creditors other than holders of such Senior Debt, and the Holders of the Securities, no such payment or distribution made to the holders of Senior Debt by virtue of this Article which otherwise would have been made to the holders of the Securities shall be deemed to be a payment by the Company on account of such Senior Debt; provided, however, that the provisions of this Article are and are intended solely for the purpose of defining the relative rights of the Holders of the Securities, on the one hand, and the holders of Senior Debt, on the other hand.

Section 5.03 Obligation of the Company is Absolute and Unconditional.

Nothing contained in this Article or elsewhere in the Indenture or in the Securities is intended to or shall impair, as between the Company, its creditors other than the holders of Senior Debt, and the Holders of the Securities, the obligation of the Company, which is absolute and unconditional, to pay to the Holders of the Securities the principal of and premium, if any, and interest on the Securities as and when the same shall become due and payable in accordance with their terms, or is intended to or shall affect the relative rights of the Holders of the Securities and creditors of the Company other than the holders of Senior Debt, nor shall anything contained herein or therein prevent the Trustee or the Holder of any Security from exercising all remedies otherwise permitted by applicable law upon default under the Indenture, subject to the rights, if any, under this Article of the holders of Senior Debt in respect of cash, property or securities of the Company received upon the exercise of any such remedy.

Section 5.04 Maturity of or Default on Senior Debt.

Upon the maturity of any Senior Debt by lapse of time, acceleration or otherwise, all principal of or premium, if any, or interest on, rent or other payment obligations in respect of all such matured Senior Debt shall first be paid in full, or such payment shall have been duly provided for, before any payment on account of principal, or premium, if any, or interest is made upon the Securities.

Section 5.05 Payments on Securities Permitted.

Except as expressly provided in this Article, nothing contained in this Article shall affect the obligation of the Company to make, or prevent the Company from making, payments of the principal of, or premium, if any, or interest on the Securities in accordance with the provisions hereof and thereof, or shall prevent the Trustee or any Paying Agent from applying any moneys deposited with it hereunder to the payment of the principal of, or premium, if any, or interest on the Securities.

Section 5.06 Effectuation of Subordination by Trustee.

Each Holder of Securities, by such Holder’s acceptance thereof, authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination provided in this Article and appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes. Upon any payment or distribution of assets of the Company referred to in this Article, the Trustee and the Holders of the Securities shall be entitled to rely upon any order or decree made by any court of competent jurisdiction in which any such dissolution, winding up, liquidation or reorganization proceeding affecting the affairs of the Company is pending or upon a certificate of the trustee in bankruptcy, receiver, assignee for the benefit of creditors, liquidating trustee or agent or other Person making any payment or distribution, delivered to the Trustee or to the Holders of the Securities, for the purpose of ascertaining the Persons entitled to participate in such payment or distribution, and as to other facts pertinent to the right of such Persons under this Article, and if such evidence is not furnished, the Trustee may defer any payment to such Persons pending judicial determination as to the right of such Persons to receive such payment.

Section 5.07 Knowledge of Trustee.

Notwithstanding the provision of this Article or any other provisions of this Indenture, the Trustee shall not be charged with knowledge of the existence of any Senior Debt, of any default in payment of principal of, premium, if any, or interest on, rent or other payment obligation in respect of any Senior Debt, or of any facts which would prohibit the making of any payment of moneys to or by the Trustee, or the taking of any other action by the Trustee, unless a Responsible Officer of the Trustee having responsibility for the administration of the trust established by the Indenture shall have received written notice thereof from the Company and, prior to the receipt of any such written notice, the Trustee shall be entitled in all respects to assume that no such default or facts exist; provided, however, that unless on the third Business Day prior to the date upon which by the terms hereof any such moneys may become payable for any purpose the Trustee shall have received the notice provided for in this Section 5.07, then, anything herein contained to the contrary notwithstanding, the Trustee shall have full power and authority to receive such moneys and apply the same to the purpose for which they were received, and shall not be affected by any notice to the contrary which may be received by it on or after such date.

Section 5.08 Trustee’s Relation to Senior Debt.

The Trustee shall be entitled to all the rights set forth in this Article with respect to any Senior Debt at the time held by it, to the same extent as any other holder of Senior Debt and nothing in the Indenture shall deprive the Trustee of any of its rights as such holder. Nothing contained in this Article shall apply to claims of or payments to the Trustee under or pursuant to Section 7.7 of the Base Indenture. With respect to the holders of Senior Debt, the Trustee undertakes to perform or to observe only such of its covenants and obligations as are specifically set forth in this Article, and no implied covenants or obligations with respect to the holders of Senior Debt shall be read into the Indenture against the Trustee. The Trustee shall not be deemed to owe any duties (including without limitation, any fiduciary duty) to the holders of Senior Debt and the Trustee shall not be liable to any holder of Senior Debt if it shall pay over or deliver to Holders, the Company or any other Person moneys or assets to which any holder of Senior Debt shall be entitled by virtue of this Article or otherwise.

Section 5.09 Rights of Holders of Senior Debt Not Impaired.

No right of any present or future holder of any Senior Debt to enforce the subordination herein shall at any time or in any way be prejudiced or impaired by any act or failure to act on the part of the Company or by any noncompliance by the Company with the terms, provisions and covenants of the Indenture, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

Section 5.10 Modification of Terms of Senior Debt.

Any renewal or extension of the time of payment of any Senior Debt or the exercise by the holders of Senior Debt of any of their rights under any instrument creating or evidencing Senior Debt, including without limitation the waiver of default thereunder, may be made or done all without notice to or assent from the Holders of the Securities or the Trustee. No compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action in respect of, any liability or obligation under or in respect of, or of any of the terms, covenants or conditions of any indenture or other instrument under which any Senior Debt is outstanding or of such Senior Debt, whether or not such compromise, alteration, amendment, modification, extension, renewal or other change of, or waiver, consent or other action is in accordance with the provisions or any applicable document, shall in any way alter or affect any of the provisions of this Article or of the Securities relating to the subordination thereof.

Section 5.11 Certain Conversions Not Deemed Payment.

For the purposes of this Article 5 only:

(1) the issuance and delivery of junior securities upon conversion of Securities in accordance with Article 4 hereof shall not be deemed to constitute a payment or distribution on account of the principal of, premium, if any, or interest on Securities or on account of the purchase or other acquisition of Securities, and

(2) the payment, issuance or delivery of cash (except in satisfaction of fractional shares pursuant to Section 4.03 hereof), property or securities (other than junior securities) upon conversion of a Security shall be deemed to constitute payment on account of the principal of, premium, if any, or interest such Security. For the purposes of this Section 5.11, the term “junior securities” means:

(a) shares of any Company Common Stock, or

(b) other securities of the Company that are subordinated in right of payment to all Senior Debt that may be outstanding at the time of issuance or delivery of such securities to substantially the same extent as, or to a greater extent than, the Securities are so subordinated as provided in this Article. Nothing contained in this Article 5 or elsewhere in the Indenture or in the Securities is intended to or shall impair, as among the Company, its creditors (other than holders of Senior Debt) and the Holders of Securities, the right, which is absolute and unconditional, of the Holder of any Security to convert such Security in accordance with Article 4 hereof.

Section 5.12 No Layering of Debt. The Company will not incur, create, issue, assume, guarantee or otherwise become liable for any Indebtedness that is contractually subordinate or junior in right of payment to any Senior Debt of the Company and senior in right of payment to the Securities.

Section 5.13 Relation to Other Indebtedness.

The Securities shall be “Senior Indebtedness” for purposes of the indenture governing the Company’s 3.50% Convertible Subordinated Notes due 2008.

Article 6.

Covenants

In addition to the covenants set forth in Article IV of the Base Indenture, the following covenants shall apply with respect to the Securities authorized and designated under this First Supplemental Indenture.

Section 6.01 Payment of Securities.

(a) The Company shall promptly make all payments in respect of the Securities on the dates and in the manner provided in the Securities and this Indenture. A payment of principal or interest shall be considered paid on the date it is due if the Paying Agent (other than the Company) holds by 10:00 a.m., New York City time, on that date money, deposited by or on behalf of the Company sufficient to make the payment. Subject to Section 4.02 and Section 3.11, accrued and unpaid interest on any Security that is payable, and is punctually paid or duly provided for, on any Interest Payment Date shall be paid to the Person in whose name that Security is registered at the close of business on the Regular Record Date for such interest at the office or agency of the Company maintained for such purpose. Principal, Fundamental Change Repurchase Price, and interest, in each case if payable, shall be considered paid on the applicable date due if on such date (or, in the case of Fundamental Change Repurchase Price, on the Business Day following the applicable Fundamental Change Repurchase Date) the Trustee or the Paying Agent holds, in accordance with this Indenture, money sufficient to pay all such amounts then due. The Company shall, to the fullest extent permitted by law, pay interest in immediately available funds on overdue principal amount and interest at the annual rate borne by the Securities compounded semiannually, which interest shall accrue from the date such overdue amount was originally due to the date payment of such amount, including interest thereon, has been made or duly provided for. All such interest shall be payable on demand.

(b) Payment of the principal of and interest, if any, on the Securities shall be made at the office or agency of the Company maintained for that purpose, which shall initially be at the Drop Agent’s Office, in such coin or currency of the United States of America as at the time of payment is legal tender for payment of public and private debts; provided, however, that the Company may pay principal and interest in respect of any Certificated Security by check or wire transfer payable in such money; provided further, that at the option of the Company payment of interest may be made by check mailed to the address of the Person entitled thereto as such address appears in the register of the Securities; provided further that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the payment date. Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder. Notwithstanding the foregoing, so long as the Securities are is registered in the name of a Depositary or its nominee, all payments thereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Section 6.02 Corporate Existence. Subject to Article 7 hereof, the Company will do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence, rights (charter and statutory) and franchises; provided, however, that the Company shall not be required to preserve any such right or franchise if the Company determines that the preservation thereof is no longer desirable in the conduct of the business of the Company and that the loss thereof is not disadvantageous in any material respect to the Holders.

Section 6.03 Maintenance of Properties. The Company will maintain and keep its properties and every part thereof in such repair, working order and condition, and make or cause to be made all such needful and proper repairs, renewals and replacements thereof, as in the judgment of the Company are necessary in the interests of the Company; provided, however, that nothing contained in this Section shall prevent the Company from selling, abandoning or otherwise disposing of any of its properties or discontinuing a part of its business from time to time if, in the judgment of the Company, such sale, abandonment, disposition or discontinuance is advisable and does not materially adversely affect the interests or business of the Company.

Section 6.04 Payment of Taxes and Other Claims. The Company will, and will cause any Significant Subsidiary to, promptly pay and discharge or cause to be paid and discharged all material taxes, assessments and governmental charges or levies lawfully imposed upon it or upon its income or profits or upon any of its property, real or personal, or upon any part thereof, as well as all material claims for labor, materials and supplies which, if unpaid, might by law become a lien or charge upon its property; provided, however, that neither the Company nor any Significant Subsidiary shall be required to pay or discharge or cause to be paid or discharged any such tax, assessment, charge, levy or claim if the amount, applicability or validity thereof shall currently be contested in good faith by appropriate proceedings and if the Company or such Significant Subsidiary, as the case may be, shall have set aside on its books reserves deemed by it adequate with respect thereto.

Section 6.05 Reports. The Company shall deliver (which delivery may be via electronic mail) to the Trustee within 15 days after it files them with the SEC copies of the annual reports and of the information, documents and other reports (or copies of such portions of any of the foregoing as the SEC may by rules and regulations prescribe) which the Company is required to file with the SEC pursuant to Section 13 or 15(d) of the Exchange Act; provided, however, that the Company shall not be required to deliver to the Trustee any materials for which the Company has sought and received confidential treatment by the SEC. The Company also shall comply with the other provisions of Section 314(a) of the TIA.

Section 6.06 Compliance Certificate. The Company shall deliver to the Trustee, within 90 days after the end of each fiscal year of the Company, an Officers’ Certificate stating that in the course of the performance by the signers of their duties as Officers of the Company, they would normally have knowledge of any failure by the Company to comply with all conditions, or Default by the Company with respect to any covenants, under this Indenture, and further stating whether or not they have knowledge of any such failure or Default and, if so, specifying each such failure or Default and the nature thereof. Within five Business Days of an Officer of the Company coming to have actual knowledge of a Default, regardless of the date, the Company shall deliver an Officers’ Certificate to the Trustee specifying such Default and the nature and status thereof.

Article 7.

Consolidation; Merger; Conveyance; Transfer or Lease

Article V of the Base Indenture is hereby amended solely as it applies to the Securities, to read as follows:

Section 7.01 Company May Consolidate, Etc., Only on Certain Terms.

(a) The Company may not, without the consent of the Holders, consolidate with, merge into or convey, transfer or lease all or substantially all of the property and assets of the Company and its Subsidiaries, taken as a whole, to another Person unless:

(1) either (A) the Company shall be the resulting or surviving corporation or (B) the Person (if other than the Company) formed by such consolidation or into which the Company is merged, or the Person which acquires by transfer or lease all or substantially all of the properties and assets of the Company, shall (i) be a corporation incorporated and existing under the laws of the United States of America or any State thereof or the District of Columbia and (ii) expressly assume, by an indenture supplemental hereto, executed and delivered to the Trustee, in form satisfactory to the Trustee, the obligations of the Company under the Securities, this First Supplemental Indenture and the Base Indenture and the performance or observance of every covenant and provision of this First Supplemental Indenture and the Base Indenture and the Securities required on the part of the Company to be performed or observed and the conversion rights shall be provided for in accordance with Article 4, by supplemental indenture satisfactory in form to the Trustee, executed and delivered to the Trustee, by the Person (if other than the Company) formed by such consolidation or into which the Company shall have been merged or by the Person which shall have acquired the Company’s assets;

(2) after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing;

(3) if, as a result of such transaction, the Securities became convertible into Common Stock or other securities issued by a third party, such third party shall fully and unconditionally guarantee all obligations of the Company or such successor under the Securities, this First Supplemental Indenture and the Base Indenture; and

(4) if the Company will not be the resulting or surviving corporation, the Company shall have, at or prior to the effective date of such consolidation, merger or transfer, delivered to the Trustee an Officers’ Certificate and an Opinion of Counsel, each stating that such consolidation, merger or transfer complies with this Article and, if a supplemental indenture is required in connection with such transaction, such supplemental indenture complies with this Article, and that all conditions precedent herein provided for relating to such transaction have been complied with.

(b) For purposes of the foregoing, the transfer (by lease, assignment, sale or otherwise) of the properties and assets of one or more Subsidiaries of the Company (other than to the Company or another Subsidiary of the Company), which, if such assets were owned by the Company, would constitute all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, shall be deemed to be the transfer of all or substantially all of the properties and assets of the Company.

Section	7.02 Successor Substituted.

Upon any consolidation of the Company with, or merger of the Company into, any other Person or any conveyance, transfer or lease of all or substantially all of the properties and assets of the Company and its Subsidiaries, taken as a whole, in accordance with Section 7.01, the successor Person formed by such consolidation or into which the Company is merged or to which such conveyance, transfer or lease is made shall succeed to, and be substituted for, and may exercise every right and power of, the Company under this Indenture with the same effect as if such successor Person had been named as the Company herein, and thereafter, except in the case of a lease, and except for obligations the predecessor Person may have under a supplemental indenture, the predecessor Person shall be relieved of all obligations and covenants under the Indenture and the Securities.

Article 8.

Default and Remedies

Section 8.01 Events of Default.

Notwithstanding Section 6.1 of the Base Indenture, the following Section 8.01 shall apply for purposes of this First Supplemental Indenture and the Securities.

An “Event of Default” shall occur when any of the following occurs (whatever the reason for such Event of Default and whether it shall be occasioned by the provisions of Article 5 hereof or be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body):

(a) the Company shall fail to pay when due the principal or any Fundamental Change Repurchase Price of any Security, including any Make-Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon repurchase, acceleration or otherwise whether or not such payment is prohibited by Article 5 hereof; or

(b) the Company shall fail to pay an installment of interest, if any, on any of the Securities, which failure continues for 30 days after the date when due whether or not such payment is prohibited by Article 5 hereof; or

(c) the Company shall fail to deliver when due all shares of Common Stock, together with cash instead of fractional shares deliverable upon conversion of the Securities, which failure continues for 10 days; or

(d) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities, this Supplemental Indenture or the Base Indenture and the failure continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or

(e) (i) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any Indebtedness for borrowed money in an amount in excess of $10,000,000 or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $10,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or

(f) the Company fails to provide a Fundamental Change Company Notice in accordance with Section 3.08; or

(g) a court having jurisdiction enters (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable U.S. federal or state law, or appoints a Receiver of the Company or of any substantial part of its property, or orders the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(h) the Company pursuant to or within the meaning of any Bankruptcy Law:

(1) commences as a debtor a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(3) consents to the appointment of a Receiver of it or for all or substantially all of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) files a petition in bankruptcy or answer or consent seeking reorganization or relief;

(6) consents to the filing of such a petition or the appointment of or taking possession by a Receiver;

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

Section 8.02 Acceleration of Maturity; Rescission and Annulment.

Notwithstanding Section 6.2 of the Base Indenture, this Section 8.02 shall apply for purposes of this First Supplemental Indenture and the Securities.

If an Event of Default with respect to outstanding Securities (other than an Event of Default specified in Section 8.01(g) or 8.01(h) hereof) occurs and is continuing, the Trustee or the Holders of at least 25% in aggregate principal amount of the then-outstanding Securities, by written notice to the Company and the Trustee, may declare due and payable 100% of the principal amount of all outstanding Securities plus any accrued and unpaid interest to the date of payment. Upon a declaration of acceleration, such principal and accrued and unpaid interest to the date of payment shall be immediately due and payable.

If an Event of Default specified in Section 8.01(g) or 8.01(h) hereof occurs, all unpaid principal of and accrued and unpaid interest on the outstanding Securities shall become and be immediately due and payable, without any declaration or other act on the part of the Trustee or any Holder.

The Holders of a majority in aggregate principal amount of the then-outstanding Securities by written notice to the Trustee may rescind and annul an acceleration and its consequences if:

(1) all existing Events of Default, other than the nonpayment of principal of or interest on the Securities which has become due solely because of the acceleration, have been remedied, cured or waived, and

(2) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction;

provided, however, that in the event such declaration of acceleration has been made based on the existence of an Event of Default under Section 8.01(e) hereof and such Event of Default has been remedied, cured or waived in accordance with Section 8.01(e) hereof, then, without any further action by the Holders, such declaration of acceleration shall be rescinded automatically and the consequences of such declaration shall be annulled. No such rescission or annulment shall affect any subsequent Default or impair any right consequent thereon.

Section 8.03 Other Remedies. If an Event of Default with respect to outstanding Securities occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of or interest on the Securities or to enforce the performance of any provision of the Securities.

Section 8.04 Waiver of Past Defaults.

The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the then-outstanding Securities or (b) by the adoption of a resolution, at a meeting of Holders of the then-outstanding Securities at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the outstanding Securities represented at such meeting, may, on behalf of the Holders of all of the Securities, waive an existing Default or Event of Default, except a Default or Event of Default:

(1) in the payment of the principal of or premium, if any, or interest on any Security (provided, however, that subject to Section 8.07 hereof, the Holders of a majority in aggregate principal amount of the then-outstanding Securities may rescind an acceleration and its consequences, including any related payment default that resulted from such acceleration);

(2) in respect of the right to convert any Security in accordance with Article 4 or

(3) in respect of a covenant or provision hereof which, under Section 9.02 hereof, cannot be modified or amended without the consent of the Holder of each outstanding Security affected.

Upon any such waiver, such Default shall cease to exist, and any Event of Default arising therefrom shall be deemed to have been cured, for every purpose of this Indenture; provided, however, that no such waiver shall extend to any subsequent or other Default or impair any right consequent thereon.

Section 8.05 Control by Majority. The Holders, either (a) through the written consent of not less than a majority in aggregate principal amount of the Securities then outstanding, or (b) by the adoption of a resolution, at a meeting of Holders of the Securities then outstanding at which a quorum is present, by the Holders of at least a majority in aggregate principal amount of the outstanding Securities represented at such meeting, shall have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee or exercising any trust or power conferred on the Trustee. However, the Trustee may refuse to follow any direction that:

(a) conflicts with any law or with this Supplemental Indenture or the Base Indenture,

(b) the Trustee determines may be unduly prejudicial to the rights of the Holders not joining therein, or

(c) in the Trustee’s reasonable judgment may expose the Trustee to personal liability.

The Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction.

Section 8.06 Limitation on Suit. No Holder of any Security shall have any right to pursue any remedy with respect to this Indenture or the Securities (including instituting any proceeding, judicial or otherwise, with respect to this Indenture or for the appointment of a receiver or trustee) unless:

(a) such Holder has previously given written notice to the Trustee of an Event of Default that is continuing;

(b) the Holders of at least 25% in aggregate principal amount of the Securities then outstanding shall have made written request to the Trustee to pursue the remedy;

(c) such Holder or Holders have offered to the Trustee indemnity satisfactory to it against any costs, expenses and liabilities incurred in complying with such request;

(d) the Trustee has failed to comply with the request for 60 days after its receipt of such notice, request and offer of indemnity; and

(e) during such 60-day period, no direction inconsistent with such written request has been given to the Trustee by the Holders of a majority in aggregate principal amount of the Securities then outstanding (or such amount as shall have acted at a meeting pursuant to the provisions of this Indenture).

Section 8.07 Unconditional Rights of Holders to Receive Payment and to Convert.

In addition to the other rights and remedies set forth in this Article 8 and in Article VI of the Base Indenture, the following shall apply with respect to the Securities authorized and designated under this First Supplemental Indenture.

Notwithstanding any other provision in this First Supplemental Indenture, the Holder of any Security shall have the right, which is absolute and unconditional, to receive payment of the principal amount, Fundamental Change Repurchase Price, interest or Make-Whole Premium, if any, in respect of the Securities held by such Holder, on or after the respective due dates expressed in the Securities and this First Supplemental Indenture, and to convert such Security in accordance with Article 4, and to bring suit for the enforcement of any such payment on or after such respective due dates or for the right to convert in accordance with Article 4, and shall not be impaired or affected without the consent of such Holder.

Section 8.08 Collection of Indebtedness and Suits for Enforcement by the Trustee. The Company covenants that if:

(a) a Default or Event of Default occurs in the payment of any interest on any Security when such interest becomes due and payable and such Default or Event of Default continues for a period of 30 days, or

(b) a Default or Event of Default occurs in the payment of the principal of or premium, if any, on any Security at the Maturity thereof, the Company shall, upon demand of the Trustee, pay to it, for the benefit of the Holders of such Securities, the whole amount then due and payable (as expressed therein or as a result of any acceleration effected pursuant to Section 8.02 hereof) on such Securities for principal and premium, if any, and interest and, to the extent that payment of such interest shall be legally enforceable, interest on any overdue principal and premium, if any, and on any overdue interest, in each case at the Interest Rate, and, in addition thereto, such further amount as shall be sufficient to cover the costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

If the Company fails to pay such amounts forthwith upon such demand, the Trustee, in its own name and as trustee of an express trust, may institute a judicial proceeding for the collection of the sums so due and unpaid, may prosecute such proceeding to judgment or final decree and may enforce the same against the Company and collect the moneys adjudged or decreed to be payable in the manner provided by law out of the property of the Company, wherever situated.

If an Event of Default occurs and is continuing, the Trustee may in its discretion proceed to protect and enforce its rights and the rights of the Holders of Securities by such appropriate judicial proceedings as the Trustee shall deem most effectual to protect and enforce any such rights, whether for the specific enforcement of any covenant or agreement in this Indenture or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

Section 8.09 Trustee May File Proofs of Claim. In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition or other judicial proceeding relative to the Company or the property of the Company or its creditors, the Trustee (irrespective of whether the principal of the Securities shall then be due and payable as therein expressed or by declaration or otherwise and irrespective of whether the Trustee shall have made any demand on the Company for the payment of overdue principal or interest) shall be entitled and empowered, by intervention in such proceeding or otherwise, (1) to file and prove a claim for the whole amount of principal and premium, if any, and interest owing and unpaid in respect of the Securities and to file such other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel, and any other amounts due to the Trustee hereunder) and of the Holders of Securities allowed in such judicial proceeding, and (2) to collect and receive any moneys or other property payable or deliverable on any such claim and to distribute the same; and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such judicial proceedings is hereby authorized by each Holder of Securities to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Holders of Securities, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel and any other amounts due the Trustee under Section 7.7 of the Base Indenture.

Nothing contained herein shall be deemed to authorize the Trustee to authorize or consent to or accept, or adopt on behalf of any Holder of a Security, any plan of reorganization, arrangement, adjustment or composition affecting the Securities or the rights of any Holder thereof or to authorize the Trustee to vote in respect of the claim of any Holder of a Security in any such proceeding.

Section 8.10 Restoration of Rights and Remedies. If the Trustee or any Holder of a Security has instituted any proceeding to enforce any right or remedy under this Indenture and such proceeding has been discontinued or abandoned for any reason, or has been determined adversely to the Trustee or to such Holder, then and in every such case, subject to any determination in such proceeding, the Company, the Trustee and the Holders of Securities shall be restored severally and respectively to their former positions hereunder and thereafter all rights and remedies of the Trustee and the Holders shall continue as though no such proceeding had been instituted.

Section 8.11 Rights and Remedies Cumulative

Except as otherwise provided with respect to the replacement or payment of mutilated, destroyed, lost or stolen Securities in the last paragraph of Section 2.8 of the Base Indenture, no right or remedy conferred in this Indenture upon or reserved to the Trustee or to the Holders of Securities is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

Section 8.12 Delay or Omission Not Waiver. No delay or omission of the Trustee or of any Holder of any Security to exercise any right or remedy accruing upon any Event of Default shall impair any such right or remedy or constitute a waiver of any such Event of Default or any acquiescence therein. Every right and remedy given by this Article or by law to the Trustee or to the Holders of Securities may be exercised from time to time, and as often as may be deemed expedient, by the Trustee or by the Holders of Securities, as the case may be.

Section 8.13 Application of Money Collected. Subject to Article 5, any money and property collected by the Trustee pursuant to this Article shall be applied in the following order, at the date or dates fixed by the Trustee and, in case of the distribution of such money and property on account of principal or premium, if any, or interest, upon presentation of the Securities and the notation thereon of the payment if only partially paid and upon surrender thereof if fully paid:

FIRST: To the payment of all amounts due the Trustee;

SECOND: To the payment of the amounts then due and unpaid for principal of and premium, if any, and interest on the Securities and coupons in respect of which or for the benefit of which such money has been collected, ratably, without preference or priority of any kind, according to the amounts due and payable on such Securities for principal and premium, if any, and interest, respectively; and

THIRD: Any remaining amounts shall be repaid to the Company.

Section 8.14 Undertaking for Costs. All parties to this Supplemental Indenture agree, and each Holder of any Security by such Holder’s acceptance thereof shall be deemed to have agreed, that any court may in its discretion require, in any suit for the enforcement of any right or remedy under this Supplemental Indenture, or in any suit against the Trustee for any action taken, suffered or omitted by it as Trustee, the filing by any party litigant in such suit of an undertaking to pay the costs of such suit, and that such court may in its discretion assess reasonable costs, including reasonable attorneys’ fees, against any party litigant in such suit, having due regard to the merits and good faith of the claims or defenses made by such party litigant; but the provisions of this Section shall not apply to any suit instituted by the Company, to any suit instituted by the Trustee, to any suit instituted by any Holder, or group of Holders, holding in the aggregate more than 10% in aggregate principal amount of the Securities then outstanding, or to any suit instituted by any Holder of any Security for the enforcement of the payment of the principal of or premium, if any, or interest on any Security on or after the Stated Maturity expressed in such Security (or, in the case of exercise of a repurchase right in connection with a Fundamental Change, on or after the Fundamental Change Repurchase Date) or for the enforcement of the right to convert any Security in accordance with Article 4.

Section 8.15 Waiver of Stay or Extension Laws. The Company covenants (to the extent that it may lawfully do so) that it will not at any time insist upon, or plead, or in any manner whatsoever claim to take the benefit or advantage of, any stay or extension law wherever enacted, now or at any time hereafter in force, which may affect the covenants or the performance of this Indenture; and the Company (to the extent that it may lawfully do so) hereby expressly waives all benefit or advantage of any such law and covenants that it will not hinder, delay or impede the execution of any power herein granted to the Trustee, but will suffer and permit the execution of every such power as though no such law had been enacted.

Article 9.

Amendments; Supplements and Waivers

Section 9.01 Without Consent of Holders.

In addition to the provisions of Section 9.1 of the Base Indenture, the Company and the Trustee may also amend or supplement this First Supplemental Indenture, the Base Indenture or the Securities without notice to or consent of any Holder of a Security for any of the following purposes:

(a) add to the covenants of the Company for the benefit of the Holders of Securities;

(b) surrender any right or power herein conferred upon the Company;

(c) make provision with respect to the conversion rights of Holders of Securities pursuant to Section 4.11 hereof;

(d) provide for the assumption of the Company’s obligations to the Holders of Securities in the case of a merger, consolidation, conveyance, transfer or lease pursuant to Article 7 hereof;

(e) increase the Conversion Rate; provided, however, that such increase in the Conversion Rate shall not adversely affect the interest of the Holders of Securities (after taking into account tax and other consequences of such increase) in any material respect;

(f) comply with the requirements of the SEC in order to effect or maintain the qualification of this Indenture under the TIA;

(g) cure any ambiguity, correct or supplement any provision herein which may be inconsistent with any other provision herein or which is otherwise defective; provided, however, that such action pursuant to this clause (g) does not, in the good faith opinion of the Board of Directors and the Trustee, adversely affect the interests of the Holders of Securities in any material respect; or

(h) add or modify any other provisions with respect to matters or questions arising under this Indenture which the Company and the Trustee may deem necessary or desirable and which shall not be inconsistent with the provisions of this Indenture, provided, however, that such action pursuant to this clause (h) does not adversely affect the interests of the Holders of Securities in any material respect.

Section 9.02 With Consent of Holders.

Notwithstanding Section 9.2 of the Base Indenture, this Section 9.02 shall apply for purposes of this First Supplemental Indenture and the Securities.

Except as provided below in this Section 9.02, this First Supplemental Indenture, the Base Indenture or the Securities may be amended or supplemented, and noncompliance by the Company in any particular instance with any provision of this Indenture or the Securities may be waived, in each case (i) with the written consent of the Holders of at least a majority in aggregate principal amount of the then-outstanding Securities or (ii) by the adoption of a resolution, at a meeting of Holders of the Securities then outstanding at which a quorum is present, by the Holders of a majority in aggregate principal amount of the then outstanding Securities represented at such meeting.

Without the written consent or the affirmative vote of each Holder of Securities affected, an amendment or waiver under this Section 9.02 may not:

(a) change the Stated Maturity of the principal of, or any installment of interest on, any Security;

(b) reduce the principal amount of or premium, if any, on any Security;

(c) reduce the Interest Rate or interest on any Security;

(d) change the currency of payment of principal of, premium, if any, or interest on any Security;

(e) impair the right of any Holder to institute suit for the enforcement of any payment on or with respect to, or the conversion of, any Security;

(f) modify the obligation of the Company to maintain an office or agency in The City of New York pursuant to Section 2.04 hereof;

(g) except as permitted by Section 4.11 hereof, adversely affect the right to convert any Security as provided in Article 4 hereof;

(h) adversely affect the right of Holders to require the Company to repurchase the Securities in the event of a Fundamental Change;

(i) modify the subordination provisions of the Securities in a manner adverse to the Holders of Securities;

(j) modify any of the provisions of this Section, Section 8.04 or Section 8.11, except to increase any percentage contained herein or therein or to provide that certain other provisions of this Supplemental Indenture cannot be modified or waived without the consent of the Holder of each outstanding Security affected thereby; or

(k) reduce the requirements of Section 11.04 hereof for quorum or voting, or reduce the percentage in aggregate principal amount of the outstanding Securities the consent of whose Holders is required for any such amendment or the consent of whose Holders is required for any waiver provided for in this Supplemental Indenture.

It shall not be necessary for any act of Holders of Securities under this Section to approve the particular form of any proposed supplemental indenture, but it shall be sufficient if such act shall approve the substance thereof.

After an amendment, supplement or waiver under this Section 9.02 becomes effective, the Company shall promptly mail to the Holders affected thereby a notice briefly describing the amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however, in any way impair or affect the validity of any such amendment, supplement or waiver.

Article 10.

Satisfaction and Discharge

Section 10.01 Satisfaction and Discharge of Indenture.

When:

(a) The Company shall deliver to the Trustee for cancellation all Securities previously authenticated (other than any Securities which have been destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) and not previously canceled, or

(b) (1) All the securities not previously canceled or delivered to the Trustee for cancellation shall have become due and payable, or are by their terms to become due and payable within one year, and

(2) The Company shall deposit with the Trustee, in trust, cash in U.S. dollars and/or U.S. Government Obligations which through the payment of interest and principal in respect thereof, in accordance with their terms, will provide (and without reinvestment), not later than one day before the due date of any payment of money, an amount in cash, sufficient, in the opinion of a nationally recognized firm of independent public accountants expressed in a written certification thereof delivered to the Trustee, to pay principal of, premium, if any, or interest on all of the Securities (other than any securities which shall have been mutilated, destroyed, lost or stolen and in lieu of or in substitution for which other Securities shall have been authenticated and delivered) not previously canceled or delivered to the Trustee for cancellation, on the dates such payments of principal, premium, if any, or interest are due to such date of maturity or repurchase, as the case may be, and if, in the case of either clause (a) or (b), the Company shall also pay or cause to be paid all other sums payable hereunder by the Company, then this Supplemental Indenture shall cease to be of further effect (except as to: (i) remaining rights of registration of transfer, substitution and exchange and conversion of Securities, (ii) rights hereunder of Holders to receive payments of principal of and premium, if any, and interest on the Securities and the other rights, duties and obligations of Holders, as beneficiaries hereof with respect to the amounts, if any, so deposited with the Trustee, and (iii) the rights, obligations and immunities of the Trustee hereunder), and the Trustee, on demand of the Company accompanied by an Officers’ Certificate and an Opinion of Counsel and at the cost and expense of the Company, shall execute proper instruments acknowledging satisfaction of and discharging this Indenture; provided, however, that the Company shall promptly reimburse the Trustee for all amounts due the Trustee under Section 7.7 of the Base Indenture and for any costs or expenses thereafter reasonably and properly incurred by the Trustee and to compensate the Trustee for any services thereafter reasonably and properly rendered by the Trustee in connection with this Supplemental Indenture or the Securities.

Section 10.02 Deposited Monies To Be Held in Trust. Subject to Section 10.03 hereof, all monies deposited with the Trustee pursuant to Section 10.01 hereof shall be held in trust and applied by it to the payment, notwithstanding the provisions of Article 5 hereof, either directly or through any Paying Agent (including the Company if acting as its own Paying Agent), to the Holders of the particular Securities for the payment or repurchase of which such monies have been deposited with the Trustee, of all sums due and to become due thereon for principal, premium, if any, and interest. All monies deposited with the Trustee pursuant to Section 10.01 hereof (and held by it or any Paying Agent) for the payment of Securities subsequently converted shall be returned to the Company upon request of the Company.

Section 10.03 Return of Unclaimed Monies. The Trustee and the Paying Agent shall pay to the Company upon written request any money held by them for the payment of principal or premium, if any, or interest that remains unclaimed for two years after the date upon which such payment shall have become due. Notwithstanding the foregoing, the Trustee and Paying Agent shall have the right to withhold payment of such money to the Company until the Trustee or Paying Agent at the expense of the Company publishes in a newspaper of general circulation in New York City, or mails to each Holder, a notice stating that such money shall be repaid to the Company if unclaimed after a date no less than 30 days from the publication of such press release or mailing of such notice. After payment to the Company, all liability of the Trustee and the Paying Agent with respect to such money shall cease, and Holders entitled to the money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another Person.

Article 11.

Meeting of Holders of Securities

Section 11.01 Purposes for Which Meetings May Be Called. A meeting of Holders of Securities may be called at any time and from time to time pursuant to this Article to make, give or take any request, demand, authorization, direction, notice, consent, waiver or other action provided by this Indenture to be made, given or taken by Holders of Securities.

Notwithstanding anything contained in this Article 11, the Trustee may, during the pendency of a Default or an Event of Default, call a meeting of Holders of Securities in accordance with its standard practices.

Section	11.02 Call Notice and Place of Meetings.

(a) The Trustee may at any time call a meeting of Holders of Securities for any purpose specified in Section 11.01 hereof, to be held at such time and at such place in The City of New York. Notice of every meeting of Holders of Securities, setting forth the time and the place of such meeting, in general terms the action proposed to be taken at such meeting and the percentage of the principal amount of the then-outstanding Securities which shall constitute a quorum at such meeting, shall be given, in the manner provided in the Indenture hereof, not less than 21 nor more than 180 days prior to the date fixed for the meeting.

(b) In case at any time the Company, pursuant to a resolution of the Board of Directors, or the Holders of at least 10% in principal amount of the Securities then outstanding shall have requested the Trustee to call a meeting of the Holders of Securities for any purpose specified in Section 11.01 hereof, by written request setting forth in reasonable detail the action proposed to be taken at the meeting, and the Trustee shall not have made the first publication of the notice of such meeting within 21 days after receipt of such request or shall not thereafter proceed to cause the meeting to be held as provided herein, then the Company or the Holders of Securities in the amount specified, as the case may be, may determine the time and the place in The City of New York for such meeting and may call such meeting for such purposes by giving notice thereof as provided in paragraph (a) of this Section.

Section 11.03 Persons Entitled to Vote at Meetings. To be entitled to vote at any meeting of Holders of Securities, a Person shall be (a) a Holder of one or more outstanding Securities or (b) a Person appointed by an instrument in writing as proxy for a Holder or Holders of one or more outstanding Securities by such Holder or Holders. The only Persons who shall be entitled to be present or to speak at any meeting of Holders shall be the Persons entitled to vote at such meeting and their counsel, any representatives of the Trustee and its counsel and any representatives of the Company and its counsel.

Section 11.04 Quorum; Action. The Persons entitled to vote a majority in principal amount of the then-outstanding Securities shall constitute a quorum. In the absence of a quorum within 30 minutes of the time appointed for any such meeting, the meeting shall, if convened at the request of Holders of Securities, be dissolved. In any other case, the meeting may be adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such meeting. In the absence of a quorum at any such adjourned meeting, such adjourned meeting may be further adjourned for a period of not less than 10 days as determined by the chairman of the meeting prior to the adjournment of such adjourned meeting. Notice of the reconvening of any adjourned meeting shall be given as provided in Section 11.02(a) hereof, except that such notice need be given only once and not less than five days prior to the date on which the meeting is scheduled to be reconvened.

At a meeting or an adjourned meeting duly reconvened and at which a quorum is present as aforesaid, any resolution and all matters (except as limited by the third paragraph of Section 9.02 hereof) shall be effectively passed and decided if passed or decided by the Persons entitled to vote not less than a majority in principal amount of Securities then outstanding represented and voting at such meeting.

Any resolution passed or decisions taken at any meeting of Holders of Securities duly held in accordance with this Section shall be binding on all the Holders of Securities, whether or not present or represented at the meeting.

Section 11.05 Determination of Voting Rights; Conduct and Adjournment of Meetings.

(a) Notwithstanding any other provisions of this Supplemental Indenture, the Trustee may make such reasonable regulations as it may deem advisable for any meeting of Holders of Securities in regard to proof of the holding of Securities and of the appointment of proxies and in regard to the appointment and duties of inspectors of votes, the submission and examination of proxies, certificates and other evidence of the right to vote, and such other matters concerning the conduct of the meeting as it shall deem appropriate.

(b) The Trustee shall, by an instrument in writing, appoint a temporary chairman (which may be the Trustee) of the meeting, unless the meeting shall have been called by the Company or by Holders of Securities as provided in Section 11.02(b) hereof, in which case the Company or the Holders of Securities calling the meeting, as the case may be, shall in like manner appoint a temporary chairman. A permanent chairman and a permanent secretary of the meeting shall be elected by vote of the Persons entitled to vote a majority in principal amount of the outstanding Securities represented at the meeting.

(c) At any meeting, each Holder of a Security or proxy shall be entitled to one vote for each $1,000 principal amount of Securities held or represented by him; provided, however, that no vote shall be cast or counted at any meeting in respect of any Security challenged as not outstanding and ruled by the chairman of the meeting to be not outstanding. The chairman of the meeting shall have no right to vote, except as a Holder of a Security or proxy.

(d) Any meeting of Holders of Securities duly called pursuant to Section 11.02 hereof at which a quorum is present may be adjourned from time to time by Persons entitled to vote a majority in principal amount of the then-outstanding Securities represented at the meeting, and the meeting may be held as so adjourned without further notice.

Section 11.06 Counting Votes and Recording Action of Meetings. The vote upon any resolution submitted to any meeting of Holders of Securities shall be by written ballots on which shall be subscribed the signatures of the Holders of Securities or of their representatives by proxy and the principal amounts and serial numbers of the outstanding Securities held or represented by them. The permanent chairman of the meeting shall appoint two inspectors of votes who shall count all votes cast at the meeting for or against any resolution and who shall make and file with the secretary of the meeting their verified written reports in duplicate of all votes cast at the meeting. A record, at least in duplicate, of the proceedings of each meeting of Holders of Securities shall be prepared by the secretary of the meeting and there shall be attached to said record the original reports of the inspectors of votes on any vote by ballot taken thereat and affidavits by one or more Persons having knowledge of the facts setting forth a copy of the notice of the meeting and showing that said notice was given as provided in Section 11.02 hereof and, if applicable, Section 11.04 hereof. Each copy shall be signed and verified by the affidavits of the permanent chairman and secretary of the meeting and one such copy shall be delivered to the Company and another to the Trustee to be preserved by the Trustee, the latter to have attached thereto the ballots voted at the meeting. Any record so signed and verified shall be conclusive evidence of the matters therein stated.

Article 12.

Miscellaneous

Section 12.01 Governing Law.

This First Supplemental Indenture and the Securities shall be governed by, and construed in accordance with, the laws of the State of New York.

Section 12.02 No Security Interest Created.

Nothing in this First Supplemental Indenture or in the Securities, express or implied, shall be construed to constitute a security interest under the Uniform Commercial Code or similar legislation, now in effect or hereafter enacted and made effective, in any jurisdiction.

Section 12.03 Successors.

All agreements of the Company in this First Supplemental Indenture and the Securities shall bind its successor. All agreements of the Trustee in this First Supplemental Indenture shall bind its successor.

Section 12.04 Counterparts.

This First Supplemental Indenture may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

Section 12.05 Severability.

In case any provision in this First Supplemental Indenture or in the Securities shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 12.06 Table of Contents, Headings, Etc.

The table of contents, cross-reference sheet and headings of the Articles and Sections of this First Supplemental Indenture have been inserted for convenience of reference only, are not to be considered a part hereof, and shall in no way modify or restrict any of the terms or provisions hereof.

Section 12.07 Calculations in Respect of Securities

Except as explicitly stated herein, the Company will be responsible for making all calculations required pursuant to this Supplemental Indenture, including, without limitation, calculations with respect to determinations of the Conversion Price and Conversion Rate. The Company shall make all such calculations in good faith and, absent manifest error, the Company’s calculations shall be binding on the Holders. The Company shall provide a written schedule of such calculations to the Trustee, and the Trustee shall be entitled to rely upon the accuracy of the Company’s calculations without responsibility for independent verification thereof. The Trustee shall forward a copy of such calculations to any Holder upon such Holder’s written request.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties hereto have hereunto set their hands as of the date and year first above written.

BIOMARIN PHARMACEUTICAL INC.

/s/ Jean-Jacques Bienaimé
Name:	Jean-Jacques Bienaimé
Title:	Chief Executive Officer

WILMINGTON TRUST COMPANY

/s/ Michael G. Oller, Jr.
Name:	Michael G. Oller, Jr.
Title:	Senior Financial Services Officer

EXHIBIT A

[FORM OF FACE OF SECURITY]

UNLESS THIS CERTIFICATE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY TO THE COMPANY OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY CERTIFICATE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN. THIS SECURITY IS A GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF A DEPOSITARY OR A NOMINEE THEREOF. THIS SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND, UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR SECURITIES IN DEFINITIVE FORM, THIS SECURITY MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY OR BY THE DEPOSITARY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITARY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITARY.1

[1]	This paragraph should be included only if the Security is a Global Security.

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BioMarin Pharmaceutical Inc.

2.50% Senior Subordinated Convertible Notes due 2013

No. A1 CUSIP: 09061G AC 5

BioMarin Pharmaceutical Inc., a Delaware corporation, promises to pay to Cede & Co. or registered assigns the principal amount of One Hundred Seventy-Two Million Five Hundred Thousand Dollars ($172,500,000.00) on March 29, 2013.

Interest Payment Dates:	March 29 and September 29, commencing September 29, 2006

Record Dates:	March 14 and September 14

This Security shall bear interest as specified on the other side of this Security. This Security is convertible as specified on the other side of this Security.

Additional provisions of this Security are set forth on the other side of this Security.

Dated: March 29, 2006

SIGNATURE PAGE FOLLOWS

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IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed as of March 29, 2006.

BioMarin Pharmaceutical Inc.

By:

By:

Trustee’s Certificate of Authentication:

This is one of the Securities referred to in the within-mentioned Indenture.

Wilmington Trust Company, as Trustee

By:

Authorized Signatory:

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[FORM OF REVERSE SIDE OF SECURITY]

BioMarin Pharmaceutical Inc.

2.50% Senior Subordinated Convertible Notes due 2013

1. INTEREST

The Company promises to pay interest on the principal amount of this Note at the rate of 2.50% per annum. The Company shall pay interest semiannually in arrears on March 29 and September 29 of each year (each, an “Interest Payment Date”), commencing on September 29, 2006. Interest on the Notes shall accrue from the most recent date to which interest has been paid or, if no interest has been paid, from March 29, 2006; provided, however, that if there is not an existing default in the payment of interest and if this Note is authenticated between a record date referred to on the face hereof and the next succeeding interest payment date, such interest payment date. Interest will be computed on the basis of a 360-day year composed of twelve 30-day months.

If the Holder elects to require the Company to repurchase this Security pursuant to Section 5 of this Security, on a date that is after the Regular Record Date and prior to the corresponding Interest Payment Date, interest accrued and unpaid hereon to, but not including, the applicable Fundamental Change Repurchase Date, will be paid to the Holder in whose name the Securities are registered as of the close of business on the Regular Record Date immediately preceding the applicable Fundamental Change Repurchase Date.

A Holder of any Security at the close of business on a Regular Record Date shall be entitled to receive interest on such Security on the corresponding Interest Payment Date. A Holder of any Security which is converted after the close of business on a Regular Record Date and prior to the corresponding Interest Payment Date (other than any Security whose Maturity is prior to such Interest Payment Date) shall be entitled to receive interest on the principal amount of such Security, notwithstanding the conversion of such Security prior to such Interest Payment Date. However, any such Holder which surrenders any such Security for conversion during the period between the close of business on such Regular Record Date and ending with the opening of business on the corresponding Interest Payment Date shall be required to pay the Company an amount equal to the interest on the principal amount of such Security so converted (but excluding any overdue interest on the principal amount of such Security so converted that exists at the time such Holder surrenders such Security for conversion), which is payable by the Company to such Holder on such Interest Payment Date, at the time such Holder surrenders such Security for conversion. Notwithstanding the foregoing, any such Holder which surrenders for conversion any Security (a) with respect to which the Company has specified a Fundamental Change Repurchase Date that is after such Regular Record Date and on or prior to the next succeeding Interest Payment Date, or (b) after the last Regular Record Date prior to the Final Maturity Date, in either case, shall be entitled to receive (and retain) such interest and need not pay the Company an amount equal to the interest on the principal amount of such Security so converted at the time such Holder surrenders such Security for conversion.

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2. METHOD OF PAYMENT

The Company shall pay interest on this Security (except defaulted interest) to the person who is the Holder of this Security at the close of business on March 14 or September 14, as the case may be, (each, a “Regular Record Date”) immediately preceding the related Interest Payment Date. The Holder must surrender this Security to a Paying Agent to collect payment of principal. The Company will pay principal and interest in money of the United States that at the time of payment is legal tender for payment of public and private debts. The Company may pay principal and interest in respect of any Certificated Security by check or wire transfer payable in such money; provided, however, that a Holder with an aggregate principal amount in excess of $5,000,000 will be paid by wire transfer in immediately available funds at the election of such Holder if such Holder has provided wire transfer instructions to the Trustee at least 10 Business Days prior to the Payment Date. The Company may mail an interest check to the Holder’s registered address. Notwithstanding the foregoing, so long as this Security is registered in the name of a Depositary or its nominee, all payments hereon shall be made by wire transfer of immediately available funds to the account of the Depositary or its nominee.

Any wire transfer instructions received by the Trustee will remain in effect until revoked by the Holder.

3. PAYING AGENT, REGISTRAR AND CONVERSION AGENT

Initially, Wilmington Trust Company (the “Trustee,” which term shall include any successor trustee under the Indenture hereinafter referred to) will act as Paying Agent, Registrar and Conversion Agent. The Company may change any Paying Agent, Registrar or Conversion Agent without notice to the Holder. The Company or any of its Subsidiaries may, subject to certain limitations set forth in the Indenture, act as Paying Agent or Registrar.

4. INDENTURE, LIMITATIONS

This Security is one of a duly authorized issue of Securities of the Company designated as its 2.50% Senior Subordinated Convertible Notes Due 2013 (the “Securities”), issued under an Indenture dated as of March 29, 2006 (the “Base Indenture”), as supplemented by the First Supplemental Indenture dated March 29, 2006 (the “First Supplemental Indenture” and together with the Base Indenture, the “Indenture”), between the Company and the Trustee. The terms of this Security include those stated in the Indenture and those required by or made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended, as in effect on the date of the Indenture. This Security is subject to all such terms, and the Holder of this Security is referred to the Indenture and said Act for a statement of them.

The Securities are senior subordinated unsecured obligations of the Company limited to $172,500,000 in aggregate principal amount at maturity. The Indenture does not limit the incurrence of other debt of the Company or its existing or future Subsidiaries, secured or unsecured.

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5. PURCHASE OF SECURITIES AT OPTION OF HOLDER UPON A FUNDAMENTAL CHANGE

If a Fundamental Change occurs, at the option of the Holder and subject to the terms and conditions of the Indenture, the Company shall become obligated to purchase for cash, subject to certain exceptions described in the Indenture all or any part specified by the Holder (so long as the principal amount of such part is $1,000 or an integral multiple of $1,000) of the Securities held by such Holder on a date specified by the Company that is no later than 30 days after the date of the Fundamental Change Company Notice, at a purchase price equal to 100% of the principal amount thereof together with unpaid interest, if any, accrued to, but excluding, the Fundamental Change Repurchase Date. A Fundamental Change Company Notice shall be given by the Company to the Holders as provided in the Supplemental Indenture. To exercise such repurchase right, a Holder must deliver to the Trustee a Fundamental Change Repurchase Notice as provided in the Supplemental Indenture.

6. CONVERSION

Subject to and upon compliance with the provisions of the Indenture, a Holder may surrender for conversion any Security that is $1,000 principal amount or integral multiples thereof.

Subject to certain conditions provided for in the Supplemental Indenture, in certain circumstances, a Holder may receive an amount in Common Stock equal to the Make Whole Premium, in addition to the shares of Common Stock issuable upon conversion of such Security.

The Conversion Rate shall be initially equal to 60.3318 shares of Common Stock per $1,000 principal amount of Securities. The Conversion Rate shall be adjusted under certain circumstances as provided in the Indenture.

No fractional share of Common Stock shall be issued upon conversion of a Security. Instead, the Company shall pay a cash adjustment as provided in the Indenture.

7. SUBORDINATION

The Indebtedness evidenced by this Security is, to the extent and in the manner provided in the Indenture, subordinated and subject in right of payment to the prior payment in full of all amounts then due on all Senior Debt of the Company; provided, however, that the Securities, the Indebtedness represented thereby and the payment of the principal of and premium, if any, and interest on the Securities in all respects shall rank equally with, or prior to, all existing and future Indebtedness of the Company that is expressly subordinated to any Senior Debt, and this Security is issued subject to such provisions of the Indenture with respect thereto. Each Holder of this Security, by accepting the same, (a) agrees to and shall be bound by such provisions, (b) authorizes and directs the Trustee on such Holder’s behalf to take such action as may be necessary or appropriate to effectuate the subordination so provided and (c) appoints the Trustee such Holder’s attorney-in-fact for any and all such purposes.

8. DENOMINATIONS, TRANSFER, EXCHANGE

The Securities are in registered form, without coupons, in denominations of $1,000 principal amount and integral multiples of $1,000 principal amount. A Holder may register the transfer of or exchange Securities in accordance with the Indenture. The Registrar may require a Holder, among other things, to furnish appropriate endorsements and transfer documents and to pay any taxes or other governmental charges that may be imposed in relation thereto by law or permitted by the Indenture.

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9. PERSONS DEEMED OWNERS

The Holder of a Security may be treated as the owner of it for all purposes.

10. UNCLAIMED MONEY

If money for the payment of principal or interest remains unclaimed for two years, the Trustee and any Paying Agent will pay the money back to the Company at its written request, subject to applicable unclaimed property law and the provisions of the Indenture. After that, Holders entitled to money must look to the Company for payment as general creditors unless an applicable abandoned property law designates another person.

11. DISCHARGE PRIOR TO MATURITY.

Subject to certain conditions contained in the Indenture, the Company may discharge its obligations under the Securities and the Indenture if (1) all of the Securities then outstanding shall become due and payable at their scheduled Maturity within one year, and (2) the Company shall have deposited with the Trustee money and/or U.S. Government Obligations sufficient to pay the principal of, and premium, if any, and interest on, all of the outstanding Securities on the date of Maturity.

12. AMENDMENT, SUPPLEMENT AND WAIVER

The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the Holders of the Securities under the Indenture at any time by the Company and the Trustee with the consent of the Holders of a majority in aggregate principal amount of the Securities then outstanding (or such lesser amount as shall have acted at a meeting pursuant to the provisions of the Indenture). The Indenture also contains provisions permitting the Holders of specified percentages in principal amount of the Securities at the time outstanding, on behalf of the Holders of all the Securities, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the Holder of this Security shall be conclusive and binding upon such Holder and upon all future Holders of this Security and of any Security issued upon registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Security or such other Security.

No reference herein to the Indenture and no provision of this Security or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and premium, if any, and interest on this Security at the times, places and rate, and in the coin or currency, herein prescribed or to convert this Security as provided in the Indenture.

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13. SUCCESSOR ENTITY

When a successor corporation assumes all the obligations of its predecessor under the Securities and the Indenture in accordance with the terms and conditions of the Indenture, the predecessor corporation (except in certain circumstances specified in the Indenture) shall be released from those obligations.

14. DEFAULTS AND REMEDIES

Under the Indenture, an Event of Default shall occur if:

(a) the Company shall fail to pay when due the principal or any Fundamental Change Repurchase Price of any Security, including any Make-Whole Premium, when the same becomes due and payable whether at the Final Maturity Date, upon repurchase, acceleration or otherwise whether or not such payment is prohibited by Article 5 of the Supplemental Indenture; or

(b) the Company shall fail to pay an installment of interest, if any, on any of the Securities, which failure continues for 30 days after the date when due whether or not such payment is prohibited by Article 5 hereof; or

(c) the Company shall fail to deliver when due all shares of Common Stock, together with cash instead of fractional shares deliverable upon conversion of the Securities, which failure continues for 10 days; or

(d) the Company fails to perform or observe any other term, covenant or agreement contained in the Securities, this Supplemental Indenture or the Base Indenture and the failure continues for a period of 60 days after written notice of such failure, requiring the Company to remedy the same, shall have been given to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or

(e) (i) the Company fails to make any payment by the end of the applicable grace period, if any, after the maturity of any Indebtedness for borrowed money in an amount in excess of $10,000,000 or (ii) there is an acceleration of any Indebtedness for borrowed money in an amount in excess of $10,000,000 because of a default with respect to such Indebtedness without such Indebtedness having been discharged or such acceleration having been cured, waived, rescinded or annulled, in the case of either (i) or (ii) above, for a period of 30 days after written notice to the Company by the Trustee or to the Company and the Trustee by Holders of at least 25% in aggregate principal amount of the then-outstanding Securities; or

(f) the Company fails to provide a Fundamental Change Company Notice in accordance with Section 3.08 of the Supplemental Indenture; or

(g) a court having jurisdiction enters (i) a decree or order for relief in respect of the Company in an involuntary case or proceeding under any Bankruptcy Law or (ii) a decree or order adjudging the Company a bankrupt or insolvent, or approves as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company

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under any applicable U.S. federal or state law, or appoints a Receiver of the Company or of any substantial part of its property, or orders the winding up or liquidation of its affairs, and the continuance of any such decree or order for relief or any such other decree or order unstayed and in effect for a period of 60 consecutive days; or

(h) the Company pursuant to or within the meaning of any Bankruptcy Law:

(1) commences as a debtor a voluntary case or proceeding;

(2) consents to the entry of an order for relief against it in an involuntary case or proceeding or the commencement of any case against it;

(3) consents to the appointment of a Receiver of it or for all or substantially all of its property;

(4) makes a general assignment for the benefit of its creditors;

(5) files a petition in bankruptcy or answer or consent seeking reorganization or relief; or

(6) consents to the filing of such a petition or the appointment of or taking possession by a Receiver.

The term “Bankruptcy Law” means Title 11 of the United States Code (or any successor thereto) or any similar federal or state law for the relief of debtors. The term “Receiver” means any receiver, trustee, assignee, liquidator, sequestrator or similar official under any Bankruptcy Law.

If an Event of Default shall occur and be continuing, the principal of all the Securities may be declared due and payable in the manner and with the effect provided in the Indenture.

15. TRUSTEE DEALINGS WITH THE COMPANY

Wilmington Trust Company, the initial Trustee under the Indenture, in its individual or any other capacity, may make loans to, accept deposits from and perform services for the Company or an Affiliate of the Company, and may otherwise deal with the Company or an Affiliate of the Company, as if it were not the Trustee.

16. NO RECOURSE AGAINST OTHERS

A director, officer, employee or shareholder, as such, of the Company shall not have any liability for any obligations of the Company under the Securities or the Indenture nor for any claim based on, in respect of or by reason of such obligations or their creation. The Holder of this Security by accepting this Security waives and releases all such liability. The waiver and release are part of the consideration for the issuance of this Security.

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17. AUTHENTICATION

This Security shall not be valid until the Trustee or an authenticating agent manually signs the certificate of authentication on the other side of this Security.

18. ABBREVIATIONS AND DEFINITIONS

Customary abbreviations may be used in the name of the Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian) and UGMA (= Uniform Gifts to Minors Act).

All terms defined in the Indenture and used in this Security but not specifically defined herein are defined in the Indenture and are used herein as so defined.

19. CUSIP NUMBERS.

Pursuant to a recommendation promulgated by the Committee on Uniform Security Identification Procedures, the Company has caused CUSIP numbers to be printed on this Security. No representation is made as to the accuracy of such numbers either as printed on this Security and reliance may be placed only on the other identification numbers placed thereon.

20. INDENTURE TO CONTROL; GOVERNING LAW

In the case of any conflict between the provisions of this Security and the Indenture, the provisions of the Indenture shall control. This Security and the Indenture shall be governed by, and construed in accordance with, the laws of the State of New York.

The Company will furnish to any Holder, upon written request and without charge, a copy of the Indenture. Requests may be made to: BioMarin Pharmaceutical Inc. 105 Digital Drive, Novato, California 94949, Attention: Corporate Counsel, Facsimile No.: (415) 382-7889, Telephone No.: (415) 506-6307.

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ASSIGNMENT FORM

To assign this Security, fill in the form below:

I or we assign and transfer this Security to

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code) and irrevocably appoint

Agent to transfer this Security on the books of the Company. The agent may substitute another to act for him or her.

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

CONVERSION NOTICE

To convert this Security, check the box:

☐

To convert only part of this Security, state the principal amount to be converted (must be $1,000 or an integral multiple of $1,000): $            .

If you want the cash paid to another person or the stock certificate made out in another person’s name, fill in the form below:

(Insert assignee’s soc. sec. or tax I.D. no.)

(Print or type assignee’s name, address and zip code)

Date:	Your Signature:
(Sign exactly as your name appears on the other side of this Security)

*Signature guaranteed by:

By:

*	The signature must be guaranteed by an institution which is a member of one of the following recognized signature guaranty programs: (i) the Securities Transfer Agent Medallion Program (STAMP); (ii) the New York Stock Exchange Medallion Program (MSP); (iii) the Stock Exchange Medallion Program (SEMP); or (iv) such other guaranty program acceptable to the Trustee.

FUNDAMENTAL CHANGE REPURCHASE NOTICE

To: BioMarin Pharmaceutical Inc.

The undersigned registered owner of this Security hereby irrevocably acknowledges receipt of a notice from BioMarin Pharmaceutical Inc. (the “Company”) as to the occurrence of a Fundamental Change with respect to the Company and requests and instructs the Company to purchase the entire principal amount of this Security, or the portion thereof (which is $1,000 or an integral multiple thereof) below designated, in accordance with the terms of the Indenture referred to in this Security at the Fundamental Change Repurchase Price to the registered Holder hereof.

Date:	Your Signature:

Signature(s) must be guaranteed by a qualified guarantor institution with membership in an approved signature guarantee program pursuant to Rule 17Ad-15 under the Securities Exchange Act of 1934.

Signature Guaranty

Principal amount to be repurchased (in an integral multiple of $1,000, if less than all):

NOTICE: The signature to the foregoing Election must correspond to the Name as written upon the face of this Security in every particular, without any alteration or change whatsoever.

SCHEDULE OF EXCHANGES OF SECURITIES

The following exchanges, purchase, repurchases, purchases or conversions of a part of this Global Security have been made:

Date of Exchange	Amount of Decrease in Principal Amount of this Security	Amount of Increase in Principal Amount of this Security	Principal Amount of this Global Security following Each Increase or Decrease	Signature of Authorized Officer of Trustee